                                                                   EXHIBIT 2.1


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                       MANAGEMENT AND PORTFOLIO AGREEMENT

                                      Among

                           SIMON PROPERTY GROUP, INC.

                           SIMON PROPERTY GROUP, L.P.

                       NED MANAGEMENT LIMITED PARTNERSHIP

                                       and

                            WELLSPARK MANAGEMENT LLC







                          Dated as of February 22, 1999






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

                                TABLE OF CONTENTS

ARTICLE I  Definitions.....................................................2
    SECTION 1.01.  Definitions.............................................2
    SECTION 1.02.  References..............................................8

ARTICLE II  The Transaction................................................8
    SECTION 2.00.  The Transaction.........................................8
    SECTION 2.01.  Management and Leasing Assets Owned by WellsPark Group.11
    SECTION 2.02.  Sale or Contribution of the NED Portfolio Properties...12
    SECTION 2.03.  Withdrawn Shopping Centers; Withdrawn Management
                   Agreements; Withdrawn Assumed Loans....................12
    SECTION 2.04.  Consideration..........................................13
    SECTION 2.05.  Liabilities to be Assumed by Buyer.....................19
    SECTION 2.06.  Closing................................................20
    SECTION 2.07.  Severance Payments and Stay Bonuses....................21
    SECTION 2.08.  Intentionally Deleted..................................22
    SECTION 2.09.  Expenses...............................................22
    SECTION 2.10.  Board of Directors.....................................22
    SECTION 2.11.  Investigation..........................................22

ARTICLE III  Representations and Warranties of the Buyer..................23
    SECTION 3.00.  Organization, Good Standing and Authority..............23
    SECTION 3.01.  Buyer's Authorization and Binding Effect...............23
    SECTION 3.02.  Capitalization.........................................24
    SECTION 3.03.  Conflicting Agreements and Other Matters...............25
    SECTION 3.04.  Litigation; Proceeding, Etc............................25
    SECTION 3.05.  No Default or Violation................................26
    SECTION 3.06.  Governmental Consents, Etc.............................26
    SECTION 3.07.  Private Offering.......................................26
    SECTION 3.08.  No Other Liabilities...................................27
    SECTION 3.09.  Status of Partnership Agreement; Taxes and REIT Status.27
    SECTION 3.10.  Compliance with Laws...................................27
    SECTION 3.11.  SEC Documents..........................................27
    SECTION 3.12.  No Material Adverse Change.............................28
    SECTION 3.13.  No Undisclosed Liabilities.............................28
    SECTION 3.14.  No Undisclosed Events or Circumstances.................28
    SECTION 3.15.  Material Contracts.....................................28
    SECTION 3.16.  No Merger Agreements...................................29
    SECTION 3.17.  Certain Actions by Buyer...............................29
    SECTION 3.18.  Buyer's Knowledge......................................29

ARTICLE IV  Representations and Warranties of Seller......................29
    SECTION 4.00.  Organization and Authority.............................29
    SECTION 4.01.  Title to Assets; Title to Interests....................30
    SECTION 4.02.  Adverse Claims, Litigation and Proceedings.............31
    SECTION 4.03.  Compliance with Laws...................................31

    SECTION 4.04.  Intellectual Property of Seller........................32
    SECTION 4.05.  Contracts..............................................32
    SECTION 4.06.  Taxes..................................................32
    SECTION 4.07.  Permits................................................33
    SECTION 4.08.  Insolvency.............................................33
    SECTION 4.09.  Financial Condition....................................33
    SECTION 4.10.  Liabilities............................................33
    SECTION 4.11.  Debt...................................................33
    SECTION 4.12.  Employees..............................................33
    SECTION 4.13.  Insurance..............................................34
    SECTION 4.14.  Seller's Knowledge.....................................34

SECTION 4.15..............................................................34

ARTICLE V  Covenants......................................................34
    SECTION 5.00.  Existence; Preservation of Tax Status..................34
    SECTION 5.01.  Amendment to Partnership Agreement of OP...............34
    SECTION 5.02.  Good Faith Efforts.....................................35
    SECTION 5.03.  Good Faith Cooperation.................................35
    SECTION 5.04.  Seller Conduct of Business.............................35
    SECTION 5.06.  Amendment to Partnership Agreement and Registration
                   Rights Agreement.......................................36
    SECTION 5.06.  WellsPark Assets.......................................36
    SECTION 5.06.  ERISA..................................................36
    SECTION 5.09.  No Solicitation........................................37

ARTICLE VI  Continuation and Survival of Representations, Warranties,
            Indemnifications and Covenants................................38
    SECTION 6.00.        38
    SECTION 6.01.        39
    SECTION 6.02.        39
    SECTION 6.03.        40

ARTICLE VII  HSR Act Filings..............................................41
    SECTION 7.00.  Filings................................................41
    SECTION 7.01.  Compliance.............................................41
    SECTION 7.02.  Filing Costs...........................................41

ARTICLE VIII  The Closing.................................................41
    SECTION 8.00.  Conditions to the Buyer's Obligations..................41
    SECTION 8.01.  Conditions to the Seller's Obligations.................43
    SECTION 8.02.  Closing Deliveries.....................................44
    SECTION 8.03.  Prorations with Respect to Seller......................46
    SECTION 8.04.  Collections............................................47

ARTICLE IX  Default.......................................................48
    SECTION 9.00.  Default................................................48

ARTICLE X  General Provisions.............................................51

    SECTION 10.00.  Notices...............................................51
    SECTION 10.01.  Governing Law.........................................52
    SECTION 10.02.  Successors and Assigns................................52
    SECTION 10.03.  No Third-Party Beneficiaries..........................53
    SECTION 10.04.  Counterparts..........................................53
    SECTION 10.05.  Severability..........................................53
    SECTION 10.06.  Entire Agreement......................................54
    SECTION 10.07.  No Waiver.............................................54
    SECTION 10.08.  Further Assurances....................................54
    SECTION 10.09.  Confidentiality.......................................54
    SECTION 10.10.  Competitive Activities................................54
    SECTION 10.11.  Press Release.........................................54
    SECTION 10.12.  Broker................................................55
    SECTION 10.13.  Trading...............................................55

ARTICLE XI  Additional Properties; Withdrawn Shopping Centers.............55
    SECTION 11.00.  Additional Properties.................................55
    SECTION 11.01.  Withdrawn Shopping Centers............................55

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                                LIST OF EXHIBITS

Exhibit A         Phase I Shopping Centers/Phase I Property Owners

Exhibit B         Phase II Shopping Centers/Phase II Property Owners

Exhibit C         Form of Contribution Agreement

Exhibit D         7.00% Cumulative Convertible Preferred OP Units

Exhibit E         8.00% Cumulative Redeemable Preferred OP Units (Perpetual)

Exhibit F         Form of Registration Rights Agreement

Exhibit G         New One Wells Avenue Lease Term Sheet

Exhibit H         Form of Assignment of Interests

Exhibit I         [Intentionally Deleted]

Exhibit J-1       Stephen R. Karp Non-Competition Agreement

Exhibit J-2       Steven S. Fischman Non-Competition Agreement

Exhibit K         Form of Tax Protection Agreement

Exhibit L         Confidentiality Agreement

Exhibit M         Form of Stock Purchase Agreement

Exhibit N         Form of Assignment Pending Management Agreement

                                LIST OF SCHEDULES


Schedule 2.00(d)               Provisions Relating to Certain Shopping Centers

Schedule 2.00(h)               Excluded Outparcels

Schedule 2.01(a)               Assets
         Part I                Management Agreements
         Part II               Contracts
         Part III              Equipment
         Part IV               Intellectual Property
         Part V                Other Assets

Schedule 2.03(b)               Phase I and Phase II Total Consideration

Schedule 2.04(b)               Assumed Loans

Schedule 2.04(f)               Leases Out for Signature as of 12/31/98

Schedule 2.04(g)               Cape Cod Mall Expansion Budget

Schedule 2.04(g)-A             Cape Cod Mall Development Service Agreement

Schedule 2.04(h) Provisions to be incorporated in Acquisition Agreements for Certain Malls

Schedule 2.05                  Wellspark Group liabilities and obligations

Schedule 2.07 - Part I         WellsPark Corporate Employees

Schedule 2.07 - Part II        Mall Employees to be offered employment

Schedule 3.02(a) Outstanding Subscriptions, Options, Warrants, Preemptive or Other Rights

Schedule 3.02(b)               Capital Stock of the Company

Schedule 3.03                  Consents, Approvals

Schedule 3.06                  Governmental Consents

Schedule 3.08                  Other Liabilities

Schedule 3.16                  Merger Agreements

Schedule 4.00(c)               Third Party Consents

Schedule 4.01(a)               Options for the Purchase of Assets

Schedule 401(c)                Documents Comprising the WellsPark Partnership
                               Agreement

Schedule 4.04                  Infringements of intellectual property rights

Schedule 4.05(b)               Contract Defaults

Schedule 4.12(a)               Employee Benefit Plan

Schedule 4.12(b)               Employment Severance or Consulting Agreements

Schedule 4.13                  Insurance

Schedule 6.02                  Litigation Pending Against Wellspark Group

Disclosure Schedule            Section 4.01(a)

Disclosure Schedule            Section 4.02

Disclosure Schedule            Section 4.03(b)

Disclosure Schedule            Section 4.06(b)

         This MANAGEMENT AND PORTFOLIO AGREEMENT is made and entered into as of the 22nd day of February, 1999 (the "Effective Date") by and between NED MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts limited partnership having an address at One Wells Avenue, Newton, Massachusetts 02459 ("NED"), WELLSPARK MANAGEMENT LLC, a Delaware limited liability company having an address at One Wells Avenue, Newton, Massachusetts 02459, ATTN: Steven S. Fischman ("WellsPark Management," and, together with NED, hereinafter collectively referred to as the "Seller"), SIMON PROPERTY GROUP, INC., a Delaware corporation having an address at 115 West Washington Street, Indianapolis, Indiana 76204 (the "Company"), and SIMON PROPERTY GROUP, L.P., a Delaware limited partnership having an address at 115 West Washington Street, Indianapolis, Indiana 76204 (the "OP"). The Company and the OP are hereinafter referred to collectively as the "Buyer".

                                    RECITALS

         A. WellsPark Management owns 100% of the general partnership interests (the "General Partnership Interests") and, NED, together with O'CONNOR MANAGEMENT, L.P., a Delaware limited partnership ("O'Connor"), owns 100% of the limited partnership interests (the "Limited Partnership Interests", and, together with the General Partnership Interests, hereinafter referred to as the "Interests") in WellsPark Group Limited Partnership, a Delaware limited partnership ("WellsPark Group").

         B. O'Connor and NED have entered into an agreement (the "O'Connor Agreement") pursuant to which NED will acquire all of O'Connor's Limited Partnership Interests and all of O'Connor's interests in WellsPark Management.

         C. WellsPark Group owns and operates a regional shopping center management and leasing business principally in the New England region of the United States (the "Management Business"), which Management Business is devoted primarily, although not exclusively, to the management and leasing of NED Portfolio Properties (hereinafter defined).

         D. Principals of Seller, together with others, each own, directly or indirectly, interests in certain regional shopping centers more specifically identified on Exhibit A and Exhibit B attached hereto and, together with the related property described in the Contribution Agreements, collectively referred to herein as the "NED Portfolio Properties".

         E. Buyer desires to acquire the Interests and, in addition, to acquire all or a substantial portion of the NED Portfolio Properties and Seller desires to sell the Interests and, subject to the terms hereof, to endeavor to cause the owners of the NED Portfolio Properties, in conjunction therewith, to sell or contribute their respective NED Portfolio Properties to Buyer, or to cause the owners of interests in the Property Owners to sell or contribute such interests to Buyer.

         F. Unless otherwise specifically defined herein, capitalized terms shall have the meanings assigned to them in Article I below.

         NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement and in consideration of the mutual promises and covenants set forth below, Seller and Buyer hereby agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         SECTION 1.01. Definitions. Unless the context otherwise requires, the following terms shall have the respective meanings set forth below for purposes of this Agreement:

         "Additional Management Agreements" shall mean the management agreements currently in effect and identified on Part I of Schedule 2.01(a) with respect to CambridgeSide Galleria, Meadow Glen Mall and Pheasant Lane Mall, as the same may be amended in accordance with the provisions of this Agreement.

         "Acquisition Agreement" means this Agreement or a Contribution Agreement (or stock purchase agreement), as the context requires.

         "Adjustment Amount" shall have the meaning set forth in Section
2.03(b).

         "Affiliate(s)" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with Seller or Buyer, as applicable; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person as to which such Person owns or controls ten percent (10%) or more of the voting interests; or (iv) any officer, director, manager, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii) and
(iii) above.

         "Agreement" shall mean this Management and Portfolio Agreement.

         "Assets" shall have the meaning set forth in Section 2.01(a).

         "Assumed Liabilities" shall have the meaning set forth in Section 2.05(a).

         "Assumed Loans" shall have the meaning set forth in Section 2.04(b).

         "Buyer Material Adverse Effect" means any material adverse effect on all of the following collectively taken as a whole: the assets, liabilities, financial condition, earnings, operations and prospects of the Company, the OP and their respective subsidiaries, or the OP Units and the Company Stock. As the context may require, a Buyer Material Adverse Effect shall be determined either
(a) without giving effect in whole or in part to the transactions contemplated herein, or (b) after giving such effect.

         "Buyer's Representatives" shall have the meaning set forth in Article
VI.

         "Closing" shall mean the Initial Closing and any Subsequent Closing, as the case may be.

         "Closing Date" shall mean the Initial Closing Date and any Subsequent Closing Date and any extensions of each such date.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Commission" shall have the meaning set forth in Section 3.12.

         "Common OP Units" shall mean units of limited partnership interest in the OP which are paired with limited partnership interests in SRC, other than
(i) the Convertible Preferred OP Units, (ii) the Perpetual Preferred OP units and (iii) other preferred units of limited partnership interest in the OP which are currently outstanding.

         "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Company Common Stock" means the common stock of the Company which are paired with beneficial interests in the common stock of SPG Realty Consultants, Inc.

         "Company Stock" means the Company's capital stock.

         "Confidentiality Agreement" shall have the meaning set forth in Section 10.09.

         "Contracts" shall have the meaning set forth in Section 2.01(a).

         "Contributing Property Owner(s)" shall mean those partnerships, limited liability companies, trusts and individuals or other entities, and/or entities or individuals holding partnership interests or limited liability company interests, as the case may be, who are issued OP Units in connection with the Transaction.

         "Contribution Agreement(s)" shall mean the contribution agreement(s), each of which is to be executed by a Property Owner or by the holders of equity interests in a Property Owner, as the case may be, as contemplated by Section
2.02 below, which contribution agreements, in all material respects, shall be in the form attached hereto as Exhibit C.

         "Convertible Preferred OP Units" shall mean the Convertible Preferred OP Units described in Exhibit D attached hereto and made a part hereof.

         "Cut-Off Date" shall mean July 23, 1999 as the same may be extended by written agreement of the Buyer and the Seller.

         "Effective Date" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Excluded Assets" shall have the meaning set forth in Section 2.01(b).

         "Excluded Outparcels" shall have the meaning set forth in Section 2.00(h).

         "General Partnership Interests" shall have the meaning set forth in the Recitals to this Agreement.

         "Governmental Authority" shall mean any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial Closing Date" shall have the meaning set forth in Section 2.06(a).

         "Initial Closing Date Notice" shall have the meaning set forth in
Section 2.06(c).

         "Intellectual Property" shall have the meaning set forth in Section 2.01(a).

         "Interests" shall have the meaning set forth in the Recitals to this Agreement.

         "Leasing Costs" shall mean leasing commissions and all costs and expenses paid by a Property Owner with respect to a Shopping Center to a tenant or a third-party for tenant improvements or replacements, tenant allowances or inducements, takeover obligations and other leasing costs.

         "Lender" shall have the meaning set forth in the Contribution
Agreement.

         "Limited Partnership Interests" shall have the meaning set forth in the Recitals to this Agreement.

         "Management Agreements" shall have the meaning set forth in Section 2.01(a).

         "Management Business" shall have the meaning set forth in the Recitals to this Agreement.

         "NED" shall have the meaning set forth in the introductory paragraph to this Agreement.

         "NED Portfolio Properties" shall have the meaning set forth in the Recitals to this Agreement.

         "New Mall Loan" shall have the meaning set forth in the Contribution Agreement.

         "OP" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "OP Units" shall mean units of limited partnership interests in the OP, including, without limitation, Common, Perpetual Preferred and Convertible Preferred OP Units.

         "Outside Final Closing Date" shall mean December 31, 1999, subject to the provisions of Section 2.06(c).

         "Outside Initial Closing Date" shall mean August 23, 1999.

         "Outside Initial Closing Notice Date" shall mean August 9, 1999, as the same may be extended as set forth in Section 2.06(a).

         "Partnership Agreement" shall mean the Sixth Amended and Restated Agreement of Limited Partnership Agreement of the OP, dated as of September 24, 1998, as hereafter amended, as permitted or required hereunder.

         "Pending Contribution Agreement" shall mean a Contribution Agreement with respect to a Pending Shopping Center.

         "Pending Management Agreement" shall have the meaning set forth in
Section 2.01(b).

         "Pending Shopping Center" shall have the meaning set forth in Section 2.03(a).

         "Permitted Encumbrances" shall have the meanings specified in each Contribution Agreement for and with respect to the applicable Shopping Center.

         "Permitted Liens" shall have the meaning set forth in Section 4.01(a).

         "Perpetual Preferred OP Units" shall have the meaning set forth in Exhibit E, attached hereto and made a part hereof.

         "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Phase I Net Consideration" shall have the meaning set forth in Section 2.04(b)(i)(B).

         "Phase II Net Consideration" shall have the meaning set forth in
Section 2.04(c)(i)(B).

         "Phase I Property Owner(s)" shall mean those partnerships, limited liability companies , trusts and individuals or other entities listed on Exhibit A or one or more of the entities or individuals holding partnership interests or limited liability company interests, as the case may be, in an entity identified on Exhibit A; provided that where, with respect to a given Shopping Center, the holder of legal title is a so-called "nominee trust" then the "Phase I Property Owner" with respect to such Shopping Center shall mean the collective reference to the holder of beneficial title and such holder of legal title.

         "Phase I Shopping Centers" shall mean those Shopping Centers so listed on Exhibit A attached hereto and made a part hereof.

         "Phase I Total Consideration" shall have the meaning set forth in
Section 2.04.

         "Phase II Property Owner(s)" shall mean those partnerships, limited liability companies, trusts or individuals or other entities listed on Exhibit B or one or more of the entities or individuals holding partnership interests or limited liability company interests or stock, as the case may be, in an entity identified on Exhibit B; provided that where, with respect to a given Shopping Center, the holder of legal title is a so-called "nominee trust" then the Phase I Property Owner" with respect to such Shopping Center shall mean the collective reference to the holder of beneficial title and such holder of legal title.

         "Phase II Shopping Centers" shall mean those Shopping Centers so listed on Exhibit B attached hereto and made a part hereof.

         "Phase II Total Consideration" shall have the meaning set forth in
Section 2.04.

         "Pro-Forma Statement of Revenue" shall mean the pro-forma statement of revenues relating to the Assets for the year ended December 31, 1998 prepared by WellsPark, delivered by Seller to Buyer.

         "Property Adjustment Amount" shall have the meaning set forth in
Section 2.03.

         "Property Owner(s)" shall mean Phase I Property Owner(s) and/or Phase II Property Owner(s), as the context requires.

         "Records" shall have the meaning set forth in Section 2.01(a).

         "Registration Rights Agreement" shall have the meaning set forth in
Section 5.06.

         "Retained Liabilities" shall have the meaning set forth in Section 2.05(b).

         "SEC Documents" shall have the meaning specified in Section 3.11 of this Agreement.

         "SEC Financial Statements" shall have the meaning specified in Section
3.12 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Seller" shall have the meaning set forth in the introductory paragraph to this Agreement.

         "Seller Material Adverse Effect" shall mean any material adverse effect on all of the following taken collectively as a whole: the business, results of operations or financial operation of the Management Business, the Interests, the WellsPark Group and the NED Portfolio Properties.

         "SRC" means SPG Realty Consultants, L.P., a Delaware limited partnership.

         "Shopping Center(s)" shall mean one or more of the regional shopping center(s) comprising the NED Portfolio Properties, owned and/or leased by a Property Owner and listed on either Exhibit A or Exhibit B and described in the applicable Contribution Agreement (together with all property related thereto and described in the applicable Contribution Agreement(s)) (a) which are to be contributed to the Buyer by a Property Owner pursuant to a Contribution Agreement or (b) as to which the ownership interests in the applicable Property Owner are to be contributed to Buyer pursuant to a Contribution Agreement. The names of such Shopping Centers as set forth on said exhibits are hereby incorporated as defined terms hereunder.

         "Subsequent Closing Date" shall have the meaning set forth in Section 2.06.

         "Subsequent Closing" shall have the meaning set forth in Section
2.06(b).

         "Subsequent Closing Date Notice" shall have the meaning set forth in
Section 2.06(b).

         "Tax Protection Agreement" shall mean the agreement in the form attached as Exhibit K to this Agreement.

         "Tax Returns" means a report, return or other information required to be filed by a Person with or submitted to a Governmental Authority with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entity that includes the Person.

         "Taxes" shall mean all taxes, charges, fees, levies, duties, imposts, withholdings, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Government Authority.

         "Total Consideration" shall have the meaning set forth in Section 2.04(a).

         "Transaction" shall have the meaning set forth in Section 2.00(e).

         "WellsPark Group" shall have the meaning set forth in the Recitals to this Agreement.

         "WellsPark Management" shall have the meaning set forth in the introductory paragraph to this Agreement.

         "Withdrawn Shopping Center(s)" shall have the meaning set forth in
Section 2.03(a).

         "Withdrawn Management Agreement(s)" shall have the meaning set forth in
Section 2.03(a).

         SECTION 1.02. References. Definitions in this Agreement apply equally to the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation" regardless of whether such phrase otherwise appears. The words "herein", "hereof", "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Articles or Sections of this Agreement. Except as otherwise specifically indicated, all references in this Agreement to Articles and Sections refer to Articles and Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, and all such Exhibits and Schedules are incorporated herein by reference.

                                   ARTICLE II

                                The Transaction
                                ---------------

         SECTION 2.00. The Transaction. Subject to the terms and conditions set forth herein:

         (a) Seller agrees to use all commercially reasonable efforts to consummate the O'Connor Agreement. Seller further agrees at the Initial Closing to sell or to cause to be sold to Buyer or Buyer's designee, and Buyer agrees at the Initial Closing to acquire or to cause such designee to acquire from Seller, all of the Interests, for the consideration set forth herein (including the assumption of the Assumed Liabilities) and otherwise upon and subject to the terms hereof.

         (b) Subject to the provisions of Section 2.00(d), Seller agrees to use all commercially reasonable efforts to cause each Phase I Property Owner to execute and deliver, on or before the Cut-Off Date, a Contribution Agreement pursuant to which (i) the applicable Property Owner agrees to sell or contribute its Phase I Shopping Center to OP or (ii) the owners of 100% of the stock, partnership interests or limited liability company member interests in the applicable Property Owner agree to sell or contribute such stock or interests to OP or the Company, as the case may be, and in the case of either (i) or (ii), to use all commercially reasonable efforts to cause such Phase I Property Owners or the owners of such interests to perform their obligations thereunder, and Buyer agrees to cause OP or the Company, as applicable, to execute and deliver each Contribution Agreement so executed and delivered by a Property Owner or the owners thereof, on or before ten (10) days following the delivery thereof, and thereafter to perform its obligations thereunder and to acquire the applicable Phase I Shopping Center or such interest therein in accordance therewith.

         (c) Subject to the provisions of Section 2.00(d), Seller agrees to use all commercially reasonable efforts to cause each Phase II Property Owner to execute and deliver, on or before November 30, 1999 (or such later date as may be provided in Section 2.00(d)), a Contribution Agreement pursuant to which (i) the applicable Property Owner agrees to sell or contribute its Phase II Shopping Center to OP or (ii) the owners of stock, partnership interests or limited liability company member interests in the applicable Property Owner agree to sell or contribute such interest to OP or the Company, and in the case of either
(i) and (ii), to use all commercially reasonable efforts to cause such Phase II Property Owners or the owners of such interests to perform their obligations thereunder, and Buyer agrees to cause OP to execute and deliver each such Contribution Agreement so executed and delivered by a Phase II Property Owner or the owners thereof, on or within ten (10) days of the delivery thereof, and thereafter to perform its obligations thereunder and to acquire the applicable Phase II Shopping Center or such interest therein in accordance therewith.

                  Seller agrees to use its best efforts, but in no event shall Seller be required to spend more than a commercially reasonable amount of money in so doing, to obtain the necessary consents in order to transfer and to transfer the Additional Management Agreements in accordance with the terms of this Agreement on or before the Initial Closing Date. Notwithstanding the foregoing, in no event shall the failure to so transfer the Additional Management Agreements be a default of Seller under this Agreement.

         (d) The provisions set forth in Schedule 2.00(d) attached hereto shall govern Seller's and Buyer's obligations with respect to the following Shopping
Centers:

                           Emerald Square Mall
                           The Mall @ Rockingham Park
                           Northshore Mall
                           Apple Blossom Mall
                           Square One Mall
                           Any additional Shopping Centers listed on Schedule 2.00(d)

         (e) The sale of the Interests to Buyer or its designee, together with the sale or contribution to OP, or its designee, of the Shopping Centers or of interests in Property Owners, as the case may be, all upon and subject to the terms of the applicable Acquisition Agreements, are herein referred to collectively as the "Transaction".

         IT IS EXPRESSLY ACKNOWLEDGED THAT NONE OF THE PROPERTY OWNERS SHALL HAVE ANY OBLIGATIONS UNDER THIS AGREEMENT WHATSOEVER OR UNDER THE TERMS OF ANY OTHER ACQUISITION AGREEMENT TO WHICH THEY ARE NOT A PARTY, AND EACH PROPERTY OWNER SHALL ONLY BE BOUND BY THE TERMS AND PROVISIONS OF THE APPLICABLE ACQUISITION

AGREEMENT RELATING TO ITS SHOPPING CENTER IF, AS AND WHEN FULLY EXECUTED AND DELIVERED AND NOT OTHERWISE.

         (f) For purposes of this Agreement and without intending to expand the definition of "all commercially reasonable efforts," the parties hereto acknowledge that, commercially reasonable efforts shall not require the initiation or settlement of litigation, disproportionate payouts to any partners or the settlement of litigation, the payment of money (other than customary costs associated with negotiating and closing transactions of the nature set forth herein) or reallocations of the Adjustment Amounts.

         (g) Joinder Parties. Stephen R. Karp and Steven S. Fischman (the "Joinder Parties") hereby join in the execution of this Agreement for the purpose of agreeing that they will vote all of their personally owned and controlled interests in the Property Owners or in entities directly or indirectly owning interests in the Property Owners in favor of the Transaction.

         (h) Excluded Outparcels. It is understood and agreed that the property to be conveyed by the Property Owners pursuant to their respective Contribution Agreements will exclude those parcels designated by "hatch marks" as "Excluded Outparcels" on Schedule 2.00(h) attached hereto. Such exclusion may be accomplished either by omission of such parcel from the deed or by the Property Owner's conveyance of an Excluded Outparcel to a separate entity prior to the applicable Closing.

         (i) Purchase of Member or Partnership Interests. If Buyer purchases an interest in an entity (other than with respect to Apple Blossom Mall) pursuant to any of the provisions of Schedule 2.00(d) (none of which, other than North Shore Plaza I, Inc. and North Shore Plaza II, Inc., will involve a corporation), Buyer agrees to cooperate and enter into Contribution Agreements for interests, both direct and indirect, in the relevant Property Owner provided that the Buyer is indemnified by Stephen R. Karp and Steven S. Fischman, jointly and severally, against all loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the OP (or its affiliate which owns such interests) arising from entity liabilities accrued as of the applicable Closing which loss, cost, damage or expense would not have been incurred by the OP (or its affiliate which owns such interests), or with respect to which the OP would have been indemnified, had the OP purchased the applicable Shopping Center and assumed the Assumed Loans, Leases, Operating Contracts and Department Store Documents and other rights relating to such Shopping Center, rather than purchasing such interest except for the tax attributes of acquiring such stock or partnership interest or limited liability company interest as opposed to the Shopping Center asset. The foregoing indemnity is in addition to the indemnity set forth in Section 6.02(a) hereinbelow and shall not be subject to the limitations set forth in Section 6.02(b). In lieu of such limitations, however, it is agreed that the indemnitors granting this indemnity shall in no event be liable for any amounts in excess of $3,000,000 in the aggregate with respect to any one Property Owner. Furthermore, the indemnities pursuant to this Section 2.00(i) shall survive the Closing of the acquisition of such interests for a period of 60 months and with respect to any written claim within such period, until final unappealable adjudication or settlement thereof, provided litigation is, or formal adjudication proceedings are, instituted within six (6) months following indemnitors' receipt of

Buyer's written notice of such claim. All of the provisions of Section 6.03 of this Agreement shall be applicable to any such indemnity.

         SECTION 2.01.  Management and Leasing Assets Owned by WellsPark Group.

         (a) At the Initial Closing, WellsPark Group will own, free and clear of all liens, claims, rights or encumbrances of any kind (except Permitted Liens), those of the leasehold property interests, personal property, fixtures, rights, interests, and other assets owned, used or held by WellsPark Group in or in connection with the Management Business as are listed on Schedule 2.01(a), Parts I through V as hereinafter described, or as otherwise described below in this
Section 2.01(a) (collectively, the "Assets"):

                  (i) all rights under the management contracts, leasing contracts and other agreements listed on Part I of Schedule 2.01(a) hereto (the "Management Agreements"); and all other contracts and leases listed on Part II of Schedule 2.01(a); (collectively, including the Management Agreements, the "Contracts");

                  (ii) all computers, equipment, office furniture and other tangible assets used in connection with the Management Business and that are identified on Part III of Schedule 2.01(a);

                  (iii) all software and computer programs and other intellectual property rights (including any application of any of the foregoing) used in connection with the Management Agreements that are identified on Part IV of Schedule 2.01(a) (collectively, the "Intellectual Property");

                  (iv) copies of all books of account, records, files, invoices, customer lists, supplier lists, consultants' reports, budgets and projections and other similar data relating to the Assets (collectively, the "Records");

                  (v) all licenses, approvals, orders, permits, franchises and authorizations of any governmental authority held by Seller or WellsPark Group with respect to the Assets and any goodwill of the Seller;

                  (vi) all items of income that are to be apportioned for the benefit of Buyer pursuant to Section 8.03; and

                  (vii) the "other assets", if any, identified as such on Part V of Schedule 2.01(a).

         (b) Notwithstanding the provisions of Section 2.01(a), prior to the Initial Closing WellsPark Group shall have either divided the partnership to, in effect, remove the Excluded Assets (hereafter defined) or distributed to Seller or its designees all ownership and other rights with respect to, the following items (collectively, the "Excluded Assets"): (i) to the extent accrued to the Initial Closing Date, all accounts receivable and other items of income and any and all refunds or amounts attributable to prepayments or advances for insurance policies, service contracts, and any other agreements that are to be apportioned for the benefit of the Seller pursuant to Section 5.02; (ii) WellsPark Group's rights to fees or refunds from any federal or state agency or third-party payor with respect to services rendered prior to the Initial Closing Date; (iii) cash or cash equivalents other than deposits or prepaid amounts directly related to the Assets; (iv) WellsPark Group's rights under any contract or lease to which WellsPark Group is a party except for the Contracts; (v) any Management Agreement listed on Part I of Schedule 2.01(a) between WellsPark Group and a Property Owner of a Withdrawn Shopping Center; (vi) any Management Agreement listed in Part I of Schedule 2.01(a) with shopping centers other than NED Portfolio Properties or for which any required Third Party Consent (as described in Section 4.00(c)) has not been obtained; (vii) any Management Agreement listed in Part I of Schedule 2.01(a) with a Property Owner with respect to a Pending Shopping Center (each a "Pending Management Agreement"); (viii) to the extent the same relate to any Withdrawn Shopping Center or Pending Shopping Center, any Contracts or other Assets (the "Withdrawn Assets"); and (ix) all other assets (other than the Assets) of WellsPark Group, tangible and intangible, whether or not used in connection with the Management Business.

         SECTION 2.02. Sale or Contribution of the NED Portfolio Properties. At Closing, Seller and Buyer also contemplate that:

         (a) At the Initial Closing, subject to the provisions of Section 2.00(b), Section 2.00(d) and Section 2.03, and otherwise pursuant to the terms and subject to the conditions set forth in the applicable Contribution Agreement, each Phase I Property Owner or each owner of interests in such Property Owner, as the case may be, will sell, assign, transfer and convey to OP or the Company (or its designee), free and clear of all liens, claims, rights or encumbrances of any kind (except Permitted Encumbrances), the applicable Phase I Shopping Centers or the interests in such Property Owner, as the case may be.

         (b) At the Initial Closing and/or at one or more Subsequent Closings, subject to the provisions of Sections 2.00(c), Section 2.00(d) and Section 2.03, and otherwise pursuant to the terms and subject to the conditions set forth in the applicable Contribution Agreement, each Phase II Property Owner or each owner of interests in such Property Owner, as the case may be, will contribute, assign, transfer and convey to OP (or its designee), free and clear of all liens, claims, rights or encumbrances of any kind (except Permitted Encumbrances), the applicable Phase II Shopping Centers, or the interests in such Property Owner, as the case may be.

         SECTION 2.03. Withdrawn Shopping Centers; Pending Shopping Centers; Withdrawn Management Agreements; Withdrawn Assumed Loans.

         (a) A "Withdrawn Shopping Center" shall be any Phase II Shopping Center as to which an Acquisition Agreement has been terminated. A "Pending Shopping Center" shall be any Phase II Shopping Center for which no Acquisition Agreement has been executed and delivered as of the Initial Closing or for which a condition to closing has neither been satisfied nor waived pursuant to the applicable Acquisition Agreement, and such agreement has not theretofore been terminated. Notwithstanding the foregoing, in the event an Acquisition Agreement has been executed and delivered with respect to the transfer of joint venture interests, partnership interests, limited liability company interests or stock or other equity interests, as the case may be, in the Shopping Centers described in
Section 2.00(d), such Shopping Centers shall not be considered "Withdrawn Shopping Centers". A "Withdrawn Management Agreement" shall be any Management Agreement that is an Excluded Asset pursuant to Section 2.01(b)(v) and (vi). A Withdrawn Assumed Loan shall mean any Assumed Loan relating to a Withdrawn Shopping Center or a Pending Shopping Center.

         (b) Solely for purposes of the determination of Phase II Total Consideration under Section 2.04, the "Property Adjustment Amount" for any Withdrawn Shopping Center shall be the amount specified on Schedule 2.03(b) hereto.

         THE PARTIES ACKNOWLEDGE AND AGREE THAT THE ADJUSTMENT AMOUNTS SET FORTH ON SCHEDULE 2.03(b) ARE SOLELY FOR THE PURPOSE OF MAKING THE ADJUSTMENTS DESCRIBED IN SECTION 2.04 AND SECTION 2.00(d) AND THAT THE ACTUAL PRICE TO BE PAID TO A PROPERTY OWNER PURSUANT TO AN ACQUISITION AGREEMENT FOR THE CONTRIBUTION OF A PHASE II SHOPPING CENTER MAY VARY FROM ITS RESPECTIVE ADJUSTMENT AMOUNT SET FORTH ON SUCH SCHEDULE 2.03(b).

         (c) In the event that Acquisition Agreements have not been executed for all of the Phase I Shopping Centers by the Cut-Off Date, or in the event the Initial Closing in respect of at least the Phase I Shopping Centers and the Interests shall not have occurred by the Outside Initial Closing Date, then this Agreement may be terminated in its entirety at the election of Seller or Buyer by written notice given within five (5) days after the Cut-Off Date or on the Outside Initial Closing Date, as the case may be. All of the other Acquisition Agreements shall provide, by their terms, for their termination automatically upon the termination of this Agreement pursuant to this Section 2.03(c) or otherwise.

         SECTION 2.04.  Consideration.

         (a) Subject to the apportionments provided for in Section 8.03 and the property-level prorations set forth in the Acquisition Agreements, the consideration to be paid or provided by Buyer for the Interests, the Phase I Shopping Centers and the Phase II Shopping Centers shall be an amount equal to One Billion Seven Hundred Twenty Five Million Dollars ($1,725,000,000) in the aggregate, less the Property Adjustment Amounts of all Withdrawn Shopping Centers and plus or minus the adjustments described in Section 2.00(d) (such amount, as it may be adjusted from time to time, is hereinafter referred to as the "Total Consideration" and is comprised of Phase I Total Consideration and Phase II Total Consideration).

         (b)      Phase I Total Consideration.

                  (i) The Phase I Total Consideration, in the amount of One Billion One Hundred Sixty-Eight Million Dollars ($1,168,000,000), plus or minus adjustments, shall be paid or provided at the Initial Closing in accordance with the following:

                           (A) Buyer shall assume and agree to pay and perform,
                  promptly when due, all of the then outstanding principal balances plus unpaid interest thereon accrued through the Closing Date (the "Assumed Loan Balance") with respect to each of the Phase I Shopping Center loans listed on Schedule 2.04(b) as the same may be modified, amended, increased or replaced in accordance with the terms of the applicable Acquisition Agreements (each a "Phase I Assumed Loan"); or, in the event Buyer shall be acquiring the interests in a Phase I Property Owner, the Phase I Shopping Center owned by such Phase I Property Owner shall remain subject to the Phase I Assumed Loan. With respect to any Phase I Shopping Center which is being acquired in a fully taxable transaction, rather than assuming the corresponding Phase I Assumed Loan, at Buyer's option, Buyer may provide Seller with sufficient cash at the Initial Closing to pay any such loan in full, including any prepayment penalty; and

                           (B) With respect to each Phase I Shopping Center and
                  with respect to the Interests conveyed at the Initial Closing, Buyer shall pay or provide the balance of the Phase I Total Consideration allocable to such Phase I Shopping Centers as set forth in the applicable Acquisition Agreements and allocable to the Interests as set forth herein - i.e., the amount by which such portion of the Phase I Total Consideration exceeds the sum of the Assumed Loan Balances assumed or paid by Buyer pursuant to Section 2.04(b)(i)(A) corresponding to such Phase I Shopping Centers (the "Phase I Net Consideration") - as provided in Section 2.04(b)(ii) and
                  Section 2.04(b)(iii) hereof. To the extent the Total Phase I Net Consideration exceeds the aggregate Phase I Net Consideration set forth in the Phase I Shopping Center Acquisition Agreements, such excess shall be paid to Seller.

                  (ii) Subject to adjustment for amortization of the Phase I Shopping Center Assumed Loans with respect to Phase I Assumed Loans from December 31, 1998 until the Initial Closing Date, the aggregate Phase I Net Consideration shall be paid as set forth in Schedule 2.03(b). For purposes of this Section 2.04(b)(ii):

                  (A) each of the Common OP Units shall be deemed to have a
                      value equal to $28.50;

                  (B) each of the Perpetual Preferred OP Units shall have a
                      value equal to $25.00;

                  (C) each of the Convertible Preferred OP Units shall have a value equal to $25.00; and

                  (D) the OP Units comprised of the Common OP Units, Perpetual
                      Preferred OP Units and the Convertible Preferred OP Units shall be provided at a ratio of 1:2.143:2.

                  The adjustment for amortization of Phase I Assumed Loans from December 31, 1998 shall be reflected by a corresponding increase in the aggregate Phase I Net Consideration payable but for such amortization. The increase in cash, Common OP Units, Convertible Preferred OP Units and Perpetual Preferred OP Units shall be determined with reference to the form and amount of each type of consideration being paid for the Shopping Center with respect to which such amortization has occurred so that the relationship of the amount of each type of consideration being paid with respect to such Shopping Center to each other type of consideration being paid with respect to such Shopping Center(s) does not vary.

                  (iii) The aggregate Phase I Net Consideration and the form thereof (i.e. cash, Common OP Units, Convertible Preferred OP Units or Perpetual Preferred OP Units) shall be allocated among the Interests and the various Phase I Shopping Centers solely by agreement between Seller and the applicable Property Owners, subject to the aggregate limitations set forth in Schedule 2.03(b). It is understood and agreed that in making such allocations, Seller may reallocate Common OP Units, Convertible Preferred OP Units and Perpetual Preferred OP Units initially allocated to Phase II Net Consideration in Schedule 2.03(b) in replacement of cash initially allocated to Phase I Net Consideration in Schedule 2.03(b) upon giving written notice thereof to Buyer not less than fifteen (15) days prior to the Initial Closing, and such cash shall be reallocated to Phase II Net Consideration.

                  (iv) With respect to each Pending Management Agreement, if any, at the Initial Closing, and any Additional Management Agreements which shall not have been transferred at the Initial Closing, provided Seller shall have obtained any necessary consents from the applicable Property Owner (which consents Seller agrees to use commercially reasonable efforts to obtain), NED Management Limited Partnership (or the manager listed on Schedule 2.01(a) - Part I hereof, as applicable), and Buyer shall enter into a services agreement ("Services Agreement"), in a form reasonably acceptable to NED Management Limited Partnership and Buyer, pursuant to which Buyer shall manage the Pending Shopping Center (or the Non-Owned Shopping Center, as applicable) relating thereto on behalf of NED Management Limited Partnership (or the manager listed on Schedule 2.01(a) - Part I hereof, as applicable) until the earlier of (i) Buyer's acquisition of such Pending Shopping Center (or the transfer of the Additional Management Agreement, as applicable),
         (ii) the termination of the Acquisition Agreement with respect to such Pending Shopping Center, or (iii) the Outside Final Closing Date (including any extensions pursuant to Section 2.06(c) and Schedule 2.00(d). Such Services Agreements shall provide that seventy-five (75%) percent of the management and leasing fees payable pursuant to the applicable Pending Management Agreement (or, in the case of the Additional Management Agreements, 100%) shall be payable to Buyer.

                  (v) If the closing under the corresponding Acquisition Agreement does not occur due to a default by Buyer thereunder, then Seller shall be entitled immediately to a liquidated damages payment under Section 9.00(d) hereof.

         (c)      Phase II Total Consideration.

                  (i) The Phase II Total Consideration, in the aggregate amount of Five Hundred Fifty-Seven Million Dollars ($557,000,000), plus or minus adjustments (including, without limitation, those pursuant to Schedule 2.00(d)), shall be paid or provided at the Initial Closing and/or Subsequent Closings, in accordance with the following:

                           (A) With respect to each Phase II Shopping Center
                  subject to such Closing, Buyer shall assume and agree to pay and perform, promptly when due, the applicable Assumed Loan Balance with respect to each of the Phase II Shopping Center loans listed on Schedule 2.04(b) as the same may be modified, amended, increased or replaced in accordance with the terms of the applicable Acquisition Agreements (each, a "Phase II Assumed Loan"); or, in the event Buyer shall be acquiring the Interests in a Phase II Property Owner, the Phase II Shopping Center owned by such Phase II Property Owner shall remain subject to the Phase II Assumed Loan. It is understood that because none of the Phase II transfers are fully taxable, Buyer may not provide Seller with cash at the Initial Closing or any Subsequent Closing to pay any such loan (except in connection with a New Mall Loan); and

                           (B) With respect to each Phase II Shopping Center
                  subject to such Closing, and with respect to each Pending Management Agreement then being transferred, Buyer shall pay or provide the Property Adjustment Amount for such Phase II Shopping Center, less the sum of the Assumed Loan Balances corresponding to such Phase II Shopping Center (the "Phase II Net Consideration") - as provided in Section 2.04(c)(ii) and
                  Section 2.04(c)(iii) hereof. The Phase II Net Consideration may be reallocated between any such Phase II Shopping Center and the Interests relating to the corresponding Pending Management Agreement as Seller directs, and the consideration allocated by Seller to any such Shopping Center shall be equal to the consideration therefor set forth in the applicable Acquisition Agreement and the balance shall be paid to Seller.

                  (ii) Subject to adjustment for amortization of the Phase II Assumed Loans and other debt adjustments from December 31, 1998 until the applicable Closing Date, the aggregate Phase II Net Consideration shall be paid as set forth in Schedule 2.03(b). For purposes of this
         Section 2.04(c)(ii):

                  (A) each of the Common OP Units shall be deemed to have a
                      value equal to $28.50;

                  (B) each of the Perpetual Preferred OP Units shall have a
                      value equal to $25.00;

                  (C) each of the Convertible Preferred OP Units shall have a value equal to $25.00; and

                  (D) the OP Units comprised of the Common OP Units, Perpetual
                      Preferred OP Units and the Convertible Preferred OP Units shall be provided at a ratio of 1:2.143:2.

                  The adjustment for amortization of Assumed Loans and other debt adjustments from December 31, 1998 shall be reflected by a corresponding increase in the aggregate Phase II Net Consideration payable but for such amortization. The increase in cash, Common OP Units, Convertible Preferred OP Units, Perpetual Preferred OP Units shall be determined with reference to the form and amount of each type of consideration being paid for the Phase II Shopping Center with respect to which such amortization has occurred so that the relationship of the amount of each type of consideration being paid with respect to such Shopping Center to each other type of consideration being paid with respect to such Shopping Center(s) does not vary.

                  (iii) The aggregate Phase II Net Consideration and the form thereof (i.e. cash, Common OP Units, Convertible Preferred OP Units or Perpetual Preferred OP Units) shall be allocated among the Interests corresponding to the Pending Management Agreements and the various Phase II Shopping Centers solely by agreement between Seller and the applicable Property Owners, subject to the aggregate limitations per Shopping Center set forth in Schedule 2.03(b); provided, however that the Phase II Net Consideration allocable to any Phase II Shopping Center which is transferred at the Initial Closing shall be aggregated with the aggregate Phase I Net Consideration and allocated by Seller in accordance with the provisions of Section 2.04(b)(iii), provided, however, the amount so aggregated shall in no event exceed the sum of
         (A) the Phase II Net Consideration with respect to such Phase II Shopping Center, and (B) the Total Phase I Net Consideration.

         (d)      [Intentionally Deleted]

         (e) Neither the Joinder Parties nor Seller nor any Person controlled by any of them shall buy or sell (including, without limitation, short sell) any shares of Company Stock during the twenty (20) trading days prior to any Closing hereunder whether in the open market or a negotiated transaction.

         (f) There shall be a proration of Leasing Costs at each Closing (other than with respect to Cape Cod Mall) to reflect a credit to each Property Owner in the amount of Leasing Costs paid with respect to such Property Owner's Shopping Center on or prior to the applicable Closing Date for such Shopping Center under leases and construction contracts that are executed and delivered after December 31, 1998, and renewals and extensions of leases executed on or prior to December 31, 1998, which renewals and extensions are exercised or executed after December 31, 1998 (each such new lease and renewal or extensions being referred to herein as a

"New Lease"); provided that such execution and delivery is approved or deemed approved by Buyer in accordance with and to the extent required under the provisions of Section 16 of the Contribution Agreement. Leases which are set forth on the schedule of "Leases Out For Signature as of December 31, 1998" attached hereto as Schedule 2.04(f) or any replacement tenant for such space shall be treated for this purpose as having been executed and delivered prior to such date and all Leasing Costs related to such leases shall be borne by Seller. If negotiations with the tenant with respect to any such Lease which is set forth on Schedule 2.04(f) are terminated, the Buyer shall receive a credit at the applicable property level Closing in the amount of the Leasing Costs attributed to such Lease. Notwithstanding the foregoing, each Property Owner shall only be entitled to receive a credit in the amount of Leasing Costs, as set forth above, for tenant allowances of Ten Dollars ($10.00) per square foot or less unless approved by Buyer, which approval Buyer agrees not to unreasonably withhold. In addition, Leasing Costs for and with respect to leasing commissions shall not exceed Eight Thousand Dollars ($8,000) per lease and shall not be credited for lease renewals. In addition, and once again notwithstanding the foregoing, it is understood and agreed that the Arsenal Property Owner shall receive no credit for and shall be solely responsible for the tenant allowances payable to the tenant identified as "Rags".

         (g) Reference is made to the fact that Cape Cod Mall is currently undergoing a major renovation and expansion as reflected in the budget (the "Cape Cod Expansion Budget") attached hereto as Schedule 2.04(g). Such renovation and expansion pertains to the existing mall and roadways as more fully described in the financing package heretofore provided to Buyer. The amount of Total Consideration (and the Adjustment Amount with respect to Cape Cod Mall) shall be increased from time to time, by the amount of costs incurred and paid by the Property Owner of the Cape Cod Mall from and after December 31, 1998 in accordance with the Cape Cod Expansion Budget with respect to such renovation and expansion activities, as documented to Buyer's reasonable satisfaction. Expansion costs shall include all reasonable costs and expenses incurred in connection with the proposed renovations and expansion including, without limitation, Leasing Costs, cost of construction, grading, obtaining permits and approvals, environmental analysis and development fees. So long as Cape Cod Mall is not a Withdrawn Shopping Center, Seller shall provide Buyer with copies of each construction loan draw request, architect's certificates and such other documents and materials as Buyer may reasonably request and shall invite a representative of Buyer to attend each monthly requisition meeting with the construction lender, any weekly meetings with contractors and such other construction meetings as Buyer may desire. Seller or the Cape Cod Property Owner shall have the discretion without the prior approval of Buyer to expend up to fifty percent (50%) of the contingency line item of the Cape Cod Expansion Budget. Expenditures of the second half of the contingency line item in the Cape Cod Expansion Budget shall be made with Buyer's approval, which approval Buyer agrees not to unreasonably withhold. If the cost to complete the renovation and expansion exceeds the Cape Cod Expansion Budget (the "Excess Costs") , Buyer shall have the right to review and approve such Excess Costs (which approval shall not be unreasonably withheld, conditioned or delayed). If Buyer approves any such Excess Costs, such Excess Costs shall be shared on a 50/50 basis by Buyer and the Cape Cod Property Owner or Seller. The Contribution Agreement for Cape Cod Mall shall provide that Seller or an affiliate of Seller shall remain responsible for the completion of the renovation and expansion of the Cape Cod Mall and the payment of Seller's portion of the Excess Costs as contemplated herein and set forth in the "Development Services Agreement" to be executed at the Closing for Cape Cod Mall in substantially the form attached hereto as Schedule 2.04(g)-A.

         (h) Special provisions shall be incorporated into the applicable Acquisition Agreements for the Shopping Centers listed on, and as more particularly set forth on, Schedule 2.04(h).

         SECTION 2.05.  Liabilities to be Assumed by Buyer.

         (a) Subject to the terms and conditions set forth herein and to Section 2.05(b), Buyer shall or shall cause its designee (subject to the provisions of Section 10.02) to expressly assume as of the Closing Date, and from and after the Closing to perform or satisfy, promptly when due and otherwise fully in accordance with their respective terms, the following liabilities and obligations of WellsPark Group arising from or associated with the Assets other than with respect to Withdrawn Shopping Centers or Pending Shopping Centers or Pending Management Agreements (collectively, the "Assumed Liabilities"):

                  (i) all of WellsPark Group's liabilities and obligations arising in respect of any period or periods beginning on or after the Initial Closing Date under the Contracts;

                  (ii) the liabilities and obligations of WellsPark Group to the extent set forth on Schedule 2.05, if any;

                  (iii) all accounts payable and other items of expense to the extent Buyer receives credit therefor pursuant to Section 8.03; and

                  (iv) all liabilities and obligations otherwise relating to the Assets to the extent arising from acts or events occurring on or after the Initial Closing Date.

         (b) Buyer shall not assume, and Seller shall be fully responsible for, all liabilities and obligations of WellsPark Group relating to the Management Business or any other activity, except for the Assumed Liabilities. In furtherance and not in limitation of the foregoing, it is understood and agreed that Buyer shall not assume any debts, liabilities or obligations of any kind:

                  (i) relating to (A) any Excluded Assets, (B) debts, obligations or liabilities (including, without limitation, arising under the Contracts) arising in respect of any period or periods ending on or prior to the Initial Closing, (C) any actions, claims or other proceedings now or hereafter pending or threatened against WellsPark Group, the Management Business or any of the Assets to the extent relating to acts or events occurring prior to the Initial Closing, (D) any services rendered by WellsPark Group or any of its Affiliates prior to the Initial Closing or (E) accounts payable or liabilities of WellsPark Group to any of its Affiliates unless apportioned to Buyer pursuant to Section 8.03; or

                  (ii) relating to Taxes imposed on WellsPark Group or any consolidated, combined or unitary group of which WellsPark Group is or was a member, for any period ending on or before the Initial Closing Date.

(All liabilities and obligations of WellsPark Group not assumed by Buyer hereunder are collectively referred to herein as the "Retained Liabilities")

         SECTION 2.06. (a) Initial Closing. Subject to the terms and conditions of this Agreement, the initial closing of the Transaction (the "Initial Closing") shall take place at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts at 10:00 A.M., for and with respect to the Interests and each Shopping Center as to which an Acquisition Agreement shall have been executed and delivered prior to the Cut-Off Date on a date specified in the Initial Closing Date Notice, which Initial Closing Date shall be not less than 15 days nor more than 30 days following delivery of the Initial Closing Date Notice to the Buyer, but in no event shall the Initial Closing take place later than August 23, 1999 subject to extension as provided in this Section below (the day on which the Initial Closing takes place shall be referred to herein as the "Initial Closing Date") and the closing for and with respect to the sale of the Interests shall occur concurrently therewith. The Initial Closing Date may be extended for a period of up to sixty (60) days in order to satisfy any closing conditions under an applicable Acquisition Agreement or this Agreement so that a simultaneous closing of the Interests and at least all of the Phase I Shopping Centers occurs ("Outside Initial Closing Date") or so that, by the Outside Initial Closing Date, the conditions provided in Section 8.01(i) may be met and satisfied. The Outside Initial Closing Date may be extended by Seller for a period of up to thirty (30) additional days if required in order to obtain a Lender Consent (as defined in the form Contribution Agreement attached hereto.)

         (b) Subsequent Closings. Provided that at least all of the Phase I Shopping Centers and the Interests are acquired on the Initial Closing Date, as the same may be extended, the parties shall use commercially reasonable efforts to cause the transactions contemplated by this Agreement that do not occur on the Initial Closing to take place at one or more closings (each a "Subsequent Closing") to be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts at 10:00 A.M., on a closing date (each a "Subsequent Closing Date") specified in a Subsequent Closing Date Notice from the applicable Property Owner, which Closing Date shall be not less than 15 days nor more than 30 days following the delivery of such Subsequent Closing Date Notice to the Buyer, but in any event, except as described in the next following sentence, no such Subsequent Closing Date shall be later than December 31, 1999. Notwithstanding the foregoing, if the provisions of Schedule 2.00(d) are exercised with respect to any Phase II Shopping Center as described in Schedule 2.00(d), the respective Subsequent Closings for the applicable Phase II Shopping Center shall be on the dates designated for the applicable closings pursuant to
Schedule 2.00(d) (even if such date is subsequent to December 31, 1999). The Phase II Shopping Centers set forth in the Subsequent Closing Date Notice for such Subsequent Closing (together with the related Pending Management Agreements) shall be sold to the Buyer for the consideration set forth in the Acquisition Agreement relating to such Phase II Shopping Center with the balance of the Adjustment

Amount, if any, being credited to additional consideration for the Interests upon assignment of the corresponding Pending Management Agreement.

         (c) Closing Notices. The Seller shall deliver a notice (the "Initial Closing Date Notice") to Buyer at such time as Seller determines, in good faith, the date on which it expects the conditions to the obligations of the parties to consummate the Initial Closing (i.e. the closing in respect of at least the Phase I Shopping Centers and the Interests) to be satisfied, which Initial Closing Date Notice shall be delivered no later than August 9, 1999 (the "Outside Initial Closing Notice Date"). Seller shall have the right to defer sending the Initial Closing Date Notice in order to maximize the number of Shopping Centers to be included in the Initial Closing, provided such deferral shall not extend beyond the Outside Initial Closing Notice Date. The Subsequent Closing Date(s) shall be designated by each Property Owner under each applicable Acquisition Agreement by a notice (a "Subsequent Closing Date Notice") delivered to the Buyer at any time any such Property Owner determines, in good faith, the date on which it expects the conditions to the obligations of the parties with respect to a Subsequent Closing with respect to one or more Phase II Shopping Centers to be satisfied.

         Following the Initial Closing, the parties shall cooperate to schedule and hold a final Closing not later than December 31, 1999 (the "Outside Final Closing Date") with respect to all NED Portfolio Properties (and the related Pending Management Agreements) for which the conditions to the obligations of the parties to consummate a Closing have been satisfied or waived by the applicable parties, it being understood that, except as set forth in Section 2.00(d), Seller shall have no further obligation to cause any Property Owner to sell, and Buyer shall have no further obligation to purchase, any NED Portfolio Properties for which such conditions have not been satisfied or waived on or prior to such date. The Initial Closing Date Notice and each Subsequent Closing Date Notice shall specify the applicable NED Portfolio Properties to be included in such Closing.

         Each Closing hereunder shall occur through a title insurance company, and through a closing escrow arrangement, both mutually agreeable to the parties. Any Closing Date selected by Seller hereunder shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld or delayed. In no event shall Buyer be entitled to postpone a Closing Date designated by Seller by more than thirty (30) days or beyond the Outside Final Closing Date, except for closings occurring after the Outside Final Closing Date pursuant to
Section 2.00(d).

         SECTION 2.07. Severance Payments. In addition to the Total Consideration payable pursuant to Section 2.04 at Closing, Buyer shall pay or reimburse Seller for all severance or other payment obligations incurred by Seller prior to the Closing for retaining, terminating and/or relocating the employees listed on Schedule 2.07- Part I (the "Corporate Employees") up to $3,000,000.00 in the aggregate. Said sum shall not be used to reimburse Seller for any payments made to any Corporate Employee who remains employed by any Affiliate of Seller or who is rehired by any Affiliate of Seller within one
(1)year following the Initial Closing. Buyer shall offer employment to substantially all of the acceptable employees set forth on Schedule 2.07 - Part II (the "Mall Employees") on terms with respect to base salary comparable to those which such Mall Employees currently receive. Buyer shall be responsible for any and all severance payments and accrued vacation payments due any of the Mall Employees.

         SECTION 2.08.  Intentionally Deleted.

         SECTION 2.09. Expenses. Each party shall pay all of its respective costs, expenses and fees incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions provided for herein, except as otherwise expressly provided herein. Buyer shall bear and timely pay all sales, use, transfer, recording and other taxes arising in respect of the transfer of the Assets hereunder (the "Transfer Taxes"), the assumption of the Assumed Liabilities hereunder and all other transactions contemplated hereby, but Seller, at the Initial Closing, shall reimburse Buyer for fifty percent (50%) of the Transfer Taxes for the sale of the Assets. Except with respect to Apple Blossom Mall, Buyer shall be responsible for all prepayment penalties for the loans set forth on Schedule 2.04(b) which are not assumed by Operating Partnership which it is entitled to cause the Property Owner to prepay under the terms of Article 2 hereof.

         SECTION 2.10. Board of Directors. Effective with completion of the Initial Closing, Stephen R. Karp shall thereupon (as promptly as feasible thereafter) be appointed to the Company's Board of Directors to serve until the next annual meeting of stockholders and shall be nominated (and recommended to the Stockholders of the Company) for re-election to the Company's Board of Directors at each of the two (2) next succeeding annual meetings of stockholders.

         SECTION 2.11. Investigation. (a) Buyer acknowledges and agrees that it
(i) has made its own inquiry and investigation into, and based thereon and on the representations and warranties contained in this Agreement and the Acquisition Agreements, has formed an independent judgment concerning, the NED Portfolio Properties, the Management Business and the Interests and (ii) will not assert any claims against Seller or any of its respective directors, officers, employees, agents, stockholders, Affiliates, consultants, investment bankers or representatives, or hold Seller or any such persons liable, for any inaccuracies, misstatements or omissions with respect to such information furnished by Seller or such persons concerning the NED Portfolio Properties, the Management Business or the Interests, other than any inaccuracies or misstatements in the representations and warranties contained in this Agreement and then only to the extent provided in this Agreement or in any applicable Acquisition Agreement.

         (b) Buyer acknowledges and agrees that, except as expressly set forth in this Agreement or in any Acquisition Agreement, the Buyer is acquiring each NED Portfolio Property, Management Business and the Interests in their "AS IS" condition "SUBJECT TO ALL FAULTS" and specifically and expressly without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of Seller, except as otherwise expressly set forth herein or in an applicable Acquisition Agreement. The Buyer acknowledges that, except as to representations and warranties expressly set forth in this Agreement or in any Acquisition Agreement, the Buyer has not relied and is not relying on any information, document, reports, sales projections, estimates, forecasts, plans, budgets, pro formas or statements that may have been given by or made by or on behalf of Seller or any Property Owner. The Buyer further acknowledges that, except as otherwise expressly set forth herein or in any Acquisition Agreement, all materials relating to the NED Portfolio Properties, the Management Business and the Interests that have been provided by Seller have been provided without any warranty or representation, expressed or implied, as to their content, suitability for any purpose, accuracy, truthfulness or completeness, and Buyer shall not have any recourse against Seller or any of its respective directors, officers, employees, agents, stockholders, Affiliates, consultants, investment bankers or representatives for any such information in the event of any errors therein or omissions therefrom.

                                   ARTICLE III

                   Representations and Warranties of the Buyer
                   -------------------------------------------

         The Company and the OP hereby represent and warrant, jointly and severally, to Seller as follows:

         SECTION 3.00. Organization, Good Standing and Authority. OP is a limited partnership and the Company is a corporation, each of which is duly organized, validly existing and in good standing under the laws of its respective state of organization, is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not have a Buyer Material Adverse Effect, and/or each of OP's designees, as applicable, is or will be prior to Closing duly qualified to conduct business in the respective states in which such designee is acquiring a NED Portfolio Property except where failure to do so would not have a Buyer Material Adverse Effect, and each of OP and the Company is authorized to consummate the transactions contemplated hereby and to fulfill all of its respective obligations hereunder and under all documents contemplated hereunder to be executed by OP and/or the Company, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by OP and/or the Company including, without limitation, the Contribution Agreements, and to perform all of their respective obligations hereunder and thereunder. Buyer has delivered to Seller true, correct and complete copies of the Partnership Agreement as currently in effect, the certificate of limited partnership of OP, the certificate of incorporation of the Company and the bylaws of the Company.

         SECTION 3.01. Buyer's Authorization and Binding Effect. This Agreement has, and all documents contemplated hereunder to be executed by OP and/or the Company including, without limitation, the Contribution Agreements, when executed and delivered will have been duly authorized by all requisite partnership or corporate action on the part of OP and the Company and each is, or will be, upon execution and delivery, as applicable, the valid and legally binding obligation of OP and the Company, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by OP or the Company, nor the performance of the obligations of OP or the Company hereunder or thereunder will result in the violation of any provision of the Partnership Agreement or the certificate of incorporation or bylaws of the Company, or will conflict with any order or decree of any court or governmental instrumentality of any nature by which OP or the Company is bound or to which it is subject.

         SECTION 3.02.  Capitalization.

         (a) OP Units. The capitalization of OP is as set forth in Exhibit "A" of the Partnership Agreement. As of February 22, 1999, 252,872,374 OP Units in the aggregate were issued and outstanding (including 27,195,109 OP Units issued to The Retail Property Trust, an affiliate of the OP, which are not convertible into cash or common stock of the Company), of which 209,249 are Series A Convertible OP Units, 4,844,331 are Series B Convertible OP Units, and the balance are common OP Units. There are no restrictions on the transfer of the OP Units to be issued hereunder other than those contained in the Partnership Agreement or the Partnership Amendment, and those arising from federal and applicable state securities Laws. All currently issued and outstanding OP Units were, and all of the OP Units to be issued in connection with the Transaction will be, duly authorized and validly issued in accordance with the terms of the Partnership Agreement and in compliance with applicable Laws, and, are, or will be in connection with the Transaction, as the case may be, fully paid and non-assessable with no pre-emptive rights and the Common, Perpetual Preferred and Convertible Preferred OP Units to be issued in connection with the Transaction will be issued upon the terms and with the rights, privileges and preferences provided in the Partnership Agreement, as the same is to be amended as permitted or required hereunder. Except as set forth on Schedule 3.02(a) and in the SEC Documents and except as created by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating Buyer to issue any OP Units. At the Closing, upon receipt of the Assets and the Shopping Centers or the interests in Property Owners being contributed in exchange for OP Units, the OP will issue the OP Units to be issued hereunder free and clear of all liens other than those suffered or permitted or granted by Seller or a Contributing Property Owner, as the case may be, and as of the Closing, each Contributing Property Owner, or its respective partners and shareholders, as the case may be, will be admitted as a limited partner of the Partnership and SRC. The issuance of the OP Units to the Contributing Property Owners at the Closing will not require any approval or consent of any Person except any such approval as shall have been obtained on or prior to the date of Closing. Assuming each of the Contributing Property Owners, or its respective partners and shareholders, as the case may be, is either a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or an "accredited investor" as defined in Rule 501 under the Securities Act, the issuance of the OP Units hereunder is exempt from registration under the Securities Act and applicable state securities Laws.

         (b) Stock. Schedule 3.02(b) and the SEC Documents set forth as of the date hereof (i) the authorized capital stock of the Company, (ii) the total number of shares of Company Stock outstanding and (iii) all options and warrants with respect to Company Stock and any commitments to issue or grant any of the foregoing. All of the outstanding shares of Company

Stock are duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. If and when issued, the Company Stock issuable upon redemption of the OP Units delivered under this Agreement or under the Contribution Agreement(s) pursuant to the Partnership Agreement or the Redemption Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. The issuance of Company Stock upon redemption of OP Units delivered under the Agreement or under the Contribution Agreements (a) will be free and clear of all liens other than those suffered or permitted or granted by a Contributing Property Owner, as the case may be, (b) will not require any approval or consent of any Person except any such approval or consent that shall have been obtained on or prior to the Closing Date, and (c) assuming each of the Contributing Property Owners, or its respective partners and shareholders, as the case may be, is an "accredited investor" as defined in Rule 501 under its Securities Act, will be exempt from registration under the Securities Act and applicable state securities laws.

         SECTION 3.03. Conflicting Agreements and Other Matters. Neither Buyer nor any Affiliate of Buyer is a party to any contract or agreement or subject to any articles of incorporation or other corporate restriction compliance which could reasonably be expected to have a Buyer Material Adverse Effect. Neither the execution and delivery of the documents relating to the Transaction nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the OP Units to be issued to Contributing Property Owners pursuant to this Agreement and the Contribution Agreements will (i) violate any provision of any law presently in effect having applicability to the OP or the Company or any of their properties, except such violations as could not reasonably be expected to have a Buyer Material Adverse Effect, (ii) except for the Partnership Amendment contemplated in this Agreement, conflict with or result in a breach of or constitute a default under the Partnership Agreement, charter or bylaws or any other organizational document of either OP or the Company, (iii) except as set forth in Schedule 3.03, require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which OP or the Company is a party or by which any of its respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as could not reasonably be expected to have a Buyer Material Adverse Effect or impair or interfere with consummation of the Transaction, (iv) result in, or require the creation or imposition of, any lien upon or with respect to any of the properties now owned or hereafter acquired by OP or the Company. In addition, Buyer has no knowledge of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect or to impair or interfere with consummation of the Transaction.

         SECTION 3.04. Litigation; Proceeding, Etc. Except as set forth in the SEC Documents (as defined herein), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of Buyer, threatened against or affecting OP or the Company or any of their respective properties before or by any Governmental Authority which (i) challenges the legality, validity or enforceability of the Transaction or of any of the documents relating to the Transaction or (ii) could (individually or in the aggregate) reasonably be expected to have a Buyer Material Adverse Effect or
(iii) would (individually or in the aggregate) impair the ability of Buyer to perform fully on a timely basis any obligations which it has under any of the documents relating to the Transaction.

         SECTION 3.05. No Default or Violation. Except as set forth in the SEC Documents (as defined herein), neither OP nor the Company has received written notice that it is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as could not reasonably be expected to have a Buyer Material Adverse Effect, (ii) in violation of any order of any Governmental Authority, which could reasonably be expected to have a Buyer Material Adverse Effect or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the Transaction, (B) have a Buyer Material Adverse Effect, or (C) adversely impair Buyer's ability or obligation to perform fully on a timely basis any obligation which it has under the documents relating to the Transaction.

         SECTION 3.06. Governmental Consents, Etc. Except as may be required under any applicable securities law in connection with the performance by the Company of its obligations under the Partnership Agreement with respect to certain registration rights granted thereunder and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, Seller set forth herein and each Contributing Property Owner under the applicable Acquisition Agreement, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any securities exchange is required in connection with (a) the execution, delivery or performance by Buyer of this Agreement (b) the issuance of the OP Units pursuant to this Agreement and the Contribution Agreement or (c) the issuance of Company Stock upon the redemption of any such OP Units, except for those that (i) have been made or obtained by Buyer as of the date hereof or (ii) are set forth in
Schedule 3.06 and by the Closing shall be made or received by Buyer. At the Closing Date, Buyer will have made all filings and given all notices to Governmental Authorities and obtained all necessary registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations from any Governmental Authorities, to own or lease its properties and to conduct its businesses as currently owned, leased or conducted, except where failure to do so could not reasonably be expected to have a Buyer Material Adverse Effect. At the Closing Date, all such registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations, the failure of which to file, give notice of or obtain could reasonably be expected to have a Buyer Material Adverse Effect or to impair or interfere with the consummation of the Transaction, will have been filed, notified or obtained and to the extent applicable, will be in full force and effect.

         SECTION 3.07. Private Offering. Neither the OP or the Company nor any person acting on their behalf has taken or will take any action (including, without limitation, any offering of any securities of OP or the Company under circumstances which would require the integration of such offering with the issuance of the OP Units under the Securities Act) which might subject the OP Units or the issuance of Company Stock, in exchange for or upon the redemption of any such OP Units to the registration requirements of Section 5 of the Securities Act.

         SECTION 3.08. No Other Liabilities. Except as set forth in Schedule
3.08 neither the Company nor its subsidiaries or Affiliates (including OP) has any material liability, whether absolute, accrued, contingent or otherwise, except liabilities (i) reflected on the consolidated balance sheet of the Company as of September 30, 1998 or in the SEC Documents, or (ii) that (1) were incurred by the Company or its subsidiaries or Affiliates after September 30, 1998 in the ordinary course of business or (2) were incurred before September 30, 1998, but are not required by generally accepted accounting principles consistently applied to be reflected on such balance sheet and (3) in either event, could not reasonably be expected to have a Buyer Material Adverse Effect.

         SECTION 3.09. Status of Partnership Agreement; Taxes and REIT Status. The Partnership Agreement is in full force and effect; a true, complete and correct copy thereof has been delivered to the Seller; and there are no dissolution, termination or liquidation proceedings pending or contemplated with respect to the Company or OP. The OP is, and has been since the date of its formation, taxable as a "partnership" as defined in Section 7701(a) of the Code and is, and has been since the date of its formation, not taxable as a corporation by reason of not being a publicly traded partnership within the meaning of Section 7704 of the Code. Each of the OP and the Company has filed all Tax Returns that are required to be filed with any Governmental Authority and has paid all taxes due pursuant to the Tax Returns or any assessment received by it or otherwise required to be paid, except taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Buyer Material Adverse Effect. The Company (i) has elected to be taxed as a REIT which election is effective for the taxable year ending December 31, 1999 and such election has not been terminated or revoked, (ii) qualified for taxation as a REIT for the year ended December 31, 1998 and will so to qualify for its current taxable year, (iii) operates, and intends to continue to operate, in a manner so as to qualify as a REIT, and (iv) has not sold or otherwise disposed of any assets which could give rise to a material amount of tax pursuant to any election made by the Company under Notice 88-19, 1988-1 CB 486 and does not expect to effect any such sale or other disposition.

         SECTION 3.10. Compliance with Laws. To the knowledge of the Buyer, neither the OP nor the Company has been in or is in, and none of them has received written notice of, violation of or default with respect to, any law or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect or impair or interfere with the consummation of the Transaction.

         SECTION 3.11. SEC Documents. The Company has filed with the Securities and Exchange Commission (the "Commission") all reports, schedules, forms, statements and other documents required by the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder to be filed by the Company in each case in the form and with the substance prescribed by either such Act or such rules or regulations (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents") including without limitation proxy information and solicitation materials, in each case in the form and with the substance prescribed by either such Act or such rules or regulations. Buyer has delivered or made available to Seller all SEC Documents. As of their respective filing dates (or if amended, revised or superseded by a subsequent filing with the Commission then on the date of such subsequent filing), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to the SEC Documents and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The consolidated financial statements of Buyer, the Company and, if any, all Affiliates of Buyer included in all SEC Documents, including any amendments thereto (the "SEC Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and, as at the dates as of which the same were prepared and for the periods then ended, fairly presented the financial condition and results of operations of the Company and in its Affiliates on a consolidated basis in accordance with generally accepted accounting principles consistently applied throughout all such periods.

         SECTION 3.12. No Material Adverse Change. Since December 31, 1997, the date through which the most recent annual report of the Company on Form 10-K has been prepared and filed with the Commission, a copy of which is included in the SEC Documents, no Buyer Material Adverse Effect has occurred or exists except as may be disclosed in any SEC Documents filed subsequent to such date.

         SECTION 3.13. No Undisclosed Liabilities. The Company, OP and their subsidiaries and Affiliates have no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Companies, OPs or their respective businesses since December 31, 1997, and which, individually or in the aggregate, do not or would not have a Buyer Material Adverse Effect.

         SECTION 3.14. No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company, OP or their subsidiaries or Affiliates or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

         SECTION 3.15. Material Contracts. The SEC Documents include a correct and complete list of the following with respect to the OP and the Company which are required to be disclosed in the SEC Documents: (1) agreements with any unit holder or shareholder having beneficial ownership of 5 % or more of the OP Units of Buyer or of the shares of Company Stock issued and outstanding prior to the Transactions or with any director or officer of the OP or the Company or of any material subsidiary or Affiliate thereof and all shareholders' agreements and voting trusts; and (2) agreements not made in the ordinary course of business which would reasonably be expected to result in a Buyer Material Adverse Effect.

         SECTION 3.16. No Merger Agreements. As of the date hereof, except as set forth in Schedule 3.16, neither the Company nor the OP has entered into any agreement with any person or Governmental Authority, which has not been terminated as of the date of this Agreement and under which there remains any material liability or obligation thereof with respect to a merger or consolidation with either the Company or the OP, or any other acquisition of a substantial amount of the assets of the Company or the OP, which would reasonably be expected to result in a Buyer Material Adverse Effect.

         SECTION 3.17. Certain Actions by Buyer. None of the OP, the Company or any material subsidiary or Affiliate thereof has (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing Buyer's inability to pay its debts as they come due; or (vi) made an offer of settlement, extension, or composition to its creditors generally.

         SECTION 3.18. Buyer's Knowledge. As used in this Agreement, the words "to the knowledge of Buyer" or words of similar tenor shall mean only the "current, actual, conscious (and not constructive, imputed or implied) knowledge" of the following designees of Buyer, without having made a review of files or other inquiry: David Simon, Richard Sokolov and Stephen E. Sterrett. Anything herein to the contrary notwithstanding, no such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations made by Buyer being or becoming untrue, inaccurate or incomplete in any respect.

                                   ARTICLE IV

                    Representations and Warranties of Seller
                    ----------------------------------------

         NED and WellsPark Management, jointly and severally, each hereby represents and warrants to and agrees with the Buyer, except as set forth on any of the disclosure schedules or otherwise furnished or disclosed to Buyer by Seller in writing, as follows:

         SECTION 4.00.  Organization and Authority.

         (a) WellsPark Group is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. WellsPark Group has all requisite power to own, operate, lease or otherwise hold the Assets and to carry on the Management Business as now being conducted. WellsPark Group is qualified to do business and, to the extent applicable, is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Seller Material Adverse Effect.

         (b) NED is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, WellsPark Management is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and each entity comprising Seller is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Seller Material Adverse Effect. Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized and approved by all necessary action of Seller, has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless whether considered in a proceeding in equity or at law.

         (c) The execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby (including the transfer of the Interests to the Buyer) will not (i) violate any provision of the governing documents of Seller; (ii) require Seller or WellsPark Group to obtain any consent, approval, or action of, or make any filing with or give any notice to, any governmental authority or any other Person except those set forth on Schedule 4.00(c) attached hereto (the "Third Party Consents") and filings under the HSR Act; (iii) subject to clause (ii), conflict with, result in the breach of or constitute a default under any agreement, lease, commitment, or other binding arrangement to which Seller or WellsPark Group is a party or by or to which Seller or WellsPark Group or any Assets may be bound; (iv) violate any order or decree of any court, arbitrator or other governmental authority against or binding upon Seller or WellsPark Group, the Management Business or any of the Assets; or (v) violate any law or regulation of any governmental authority to which Seller or WellsPark Group, the Management Business or any of the Assets is subject; except, in the case of the preceding clauses (ii), (iii),
(iv) and (v), where the failure so to obtain a consent, approval or action or where the occurrence of such a conflict, breach, default or violation, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         (d) The principal place of business and chief executive office of NED and WellsPark Management is One Wells Avenue, Newton, Massachusetts.

         SECTION 4.01.  Title to Assets; Title to Interests.

         (a) WellsPark Group owns or will, as of the Initial Closing, own the Assets free and clear of all liens, except as set forth on any disclosure schedules heretofore delivered to the Buyer and except for liens that are not so material in character, amount or extent as to materially detract from the value or materially interfere with the Buyers use of the Assets as heretofore utilized by

WellsPark Group ("Permitted Liens"). Except as set forth as Schedule 4.01(a), as of the Closing Date, no Person will have any option or any right capable of becoming an option for the purchase of any of the Assets.

         (b) The Interests have been duly authorized and validly issued and are fully paid and non-assessable. NED and WellsPark Management will own 100% of the Limited Partnership Interests and General Partnership Interests, respectively, of WellsPark Group as of the Initial Closing Date, free and clear of all rights, liens, claims and encumbrances other than pursuant to this Agreement and subject to restrictions on transfer under federal and state securities laws.

         (c) All documents comprising the WellsPark Group Partnership Agreement (including, without limitation, all amendments, supplements and modifications thereof and all assignments with respect thereto) are described on Schedule 4.01(c) attached hereto, true, correct and complete copies of which have been delivered to Buyer. The WellsPark Group Partnership Agreement is in full force and effect.

         (d) The Management Agreements comprise all management, leasing or other comparable agreements relating to the Shopping Centers and the Non-Owner Shopping Centers.

         SECTION 4.02. Adverse Claims, Litigation and Proceedings. Except as set forth on any disclosure schedules heretofore delivered to the Buyer, there are, to Seller's knowledge, no actions, claims, suits, investigations, arbitrations or other proceedings pending or threatened against or affecting WellsPark Group, the Management Business, Seller or any of the Assets other than those which, individually or in the aggregate with other such actions, claims, suits, investigations and proceedings not disclosed, would not have a Seller Material Adverse Effect. Seller has received no written notice that it is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any other property is bound, (ii) in violation of any order of any Governmental Authority, or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the Transaction, or (B) adversely impair Seller's ability or obligation to perform fully on a timely basis any obligation which it has under the documents relating to the Transaction.

         SECTION 4.03.  Compliance with Laws.

         (a) To the knowledge of Seller, WellsPark Group is not in violation of any material law, regulation, order or decree of any governmental authority, court order, decision, ruling, order or award of any arbitration other than a violation which, individually or in the aggregate with other such violations, would not have a Seller Material Adverse Effect. Seller has not received any notice of violation or claimed violation of any such law, regulation or decree, or pending regulatory proceeding, action or investigation with respect thereto, or any threat by any governmental authority to take regulatory action against WellsPark Group, the Management Business or any of the Assets by reason of any such violation or claimed violation other than such of the foregoing as, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         (b) Except as set forth on any disclosure schedules heretofore delivered to the Buyer, the Seller has not received any written or other actual notice within the past twelve (12) months from any governmental authority having jurisdiction over WellsPark Group of any violation of any employment or other regulatory law, order, regulation or requirement relating to the Management Business that remains uncured and which, individually or in the aggregate with other such violations which remain uncured, would have a Seller Material Adverse Effect.

         SECTION 4.04. Intellectual Property of Seller. Except as set forth in
Schedule 4.04, to the knowledge of Seller, WellsPark Group is not infringing upon any intellectual property rights of any other Person nor, to the knowledge of Seller, is any other Person infringing on any of WellsPark Group's rights in respect of the Intellectual Property.

         SECTION 4.05.  Contracts.

         (a) To the knowledge of Seller, the Contracts set forth on Schedule 2.01(a) include all of the contracts or other understandings, written or oral, to which WellsPark Group is a party or by which WellsPark Group is bound that relate to the Shopping Centers and the shopping centers commonly known as Cambridgeside Galleria, located in Cambridge, Massachusetts, Meadow Glen Mall, located in Medford, Massachusetts, and Pheasant Lane Mall located in Nashua, New Hampshire (collectively, the "Non-Owned Shopping Centers"), except for contracts or understandings that are terminable without penalty by WellsPark Group on sale or upon 90 days' notice or less. Seller has delivered or made available to the Buyer a true and complete copy of each Contract listed on Schedule 2.01(a) (including in each case all exhibits and schedules thereto).

         (b) The Contracts are valid agreements in full force and effect, and neither WellsPark Group nor, to Seller's knowledge, any other party thereunder is in material breach thereof, nor has WellsPark or Seller sent or received written notice of any such default which remains uncured except as set forth on
Schedule 4.05(b).

         SECTION 4.06.  Taxes.

         (a) To the knowledge of Seller, except for such matters as, individually or in the aggregate with other such matters, would not have a Seller Material Adverse Effect (i) all Tax Returns required to be filed on or before the date hereof (including any valid extensions of time to file such Tax Returns) by or on behalf of WellsPark Group have been filed through the date hereof or will be filed on or before the Closing Date in accordance with all applicable laws; (ii) there is no action, suit or proceeding pending against, or with respect to, WellsPark Group or the Management Business for any Taxes, nor has any claim for additional Taxes been asserted by any such authority; and
(iii) all Taxes reflected upon or required to be reflected upon a Tax Return so filed or so to be filed on or before the Closing Date have been paid or will be paid on or before the Closing Date, unless such Taxes are being contested in good faith and adequate reserves for the payment of such Taxes have been established by WellsPark Group.

         (b) As of the Effective Date, and except as set forth on any disclosure schedules heretofore delivered to the Buyer, there is no pending or, to Seller's knowledge, threatened tax audit of any Tax Return filed by or on behalf of WellsPark Group or with respect to any of WellsPark Group's income, operations, properties or assets (including the Management Business and the Assets) or any Tax Return by or on behalf of any other Person as to which WellsPark Group may have liability for any such Person's Taxes (whether by operation of law or by contract).

         (c) WellsPark Group has qualified as a partnership for federal income tax purposes at all times during its existence and no taxing authority has asserted any position to the contrary.

         SECTION 4.07. Permits. To the knowledge of Seller, WellsPark Group has all permits as are necessary for the ownership, use, operation and licensing of the Management Business and is not in violation of any such permit, except to the extent the failure to possess or the violation of such permit would not, individually or in the aggregate, have a Seller Material Adverse Effect.

         SECTION 4.08. Insolvency. There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or, to the knowledge of Seller, threatened against the Seller or WellsPark Group.

         SECTION 4.09. Financial Condition. The Pro-Forma Statement of Revenue for the twelve-month period ended December 31, 1998 heretofore delivered to Operating Partnership accurately reflects, in all material respects, all sources of Management Business revenue with respect to the NED Portfolio Properties for such period. The exception set forth in the preamble to this Article IV shall not apply to this representation and warranty.

         SECTION 4.10. Liabilities. Other than the Contracts and the litigation set forth on any disclosure schedules heretofore delivered to the Buyer, WellsPark Group has no liabilities (actual or contingent) other than (i) the Assumed Liabilities; and (ii) the Retained Liabilities.

         SECTION 4.11. Debt. There exists no uncured default or event that with the passage of time or notice or both would constitute a default, with respect to any debt of WellsPark Group that, individually or in the aggregate, would have a Seller Material Adverse Effect.

         SECTION 4.12.  Employees.

         (a) Except as disclosed on Schedule 4.12(a), employees of WellsPark Group are not participants in a pension, profit sharing or similar plan. Except as disclosed on Schedule 4.12(a), WellsPark Group does not have and has not maintained any "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974. All employees of WellsPark Group have been or will be terminated as of the Initial Closing Date.

         (b) Except as disclosed on Schedule 4.12(b), WellsPark Group is not a party to any outstanding written employment, severance or consulting agreements or contracts with any employee or any agreement or contract that provides for the payment of any bonus or commission by WellsPark Group or any of its Affiliates to any employee. Subject to Section 2.07, WellsPark Group has no agreement, policy or practice that requires it to pay termination or severance pay which would be binding on the Buyer.

         SECTION 4.13. Insurance. Insurance policies or binders of insurance or programs of self-insurance in the types and amounts listed in Schedule 4.13 are valid and currently in effect. Seller has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to its obligations under any such policies.

         SECTION 4.14. Seller's Knowledge. As used in this Agreement, the words "to the knowledge of Seller" or words of similar tenor shall mean only the "current, actual, conscious (and not constructive, imputed or implied) knowledge" of the following designees of Seller, without having made a review of files or other inquiry: Stephen R. Karp, Steven S. Fischman, Dawn K. Neher, Kenneth A. Leibowitz and Bruce M. Herman. Anything herein to the contrary notwithstanding, no such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations made by Seller being or becoming untrue, inaccurate or incomplete in any respect.

         SECTION 4.15. Indemnity. Subject to the provisions of Article VI hereof, Seller shall jointly and severally indemnify and defend Buyer against and hold Buyer harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and expenses) arising out of any breach by Seller of its representations and warranties hereunder.

                                    ARTICLE V

                                    Covenants
                                    ---------

         SECTION 5.00. Existence; Preservation of Tax Status. The Company will take all steps necessary to preserve and continue the corporate existence of the Company and the partnership existence of the OP. No party hereto shall take any action or omit to take any action reasonably within its power to take that (i) would cause the Company to be disqualified as a REIT or (ii) would cause the OP to be taxed other than as a partnership for federal income tax purpose or cause the OP to be classified as a publicly traded partnership pursuant to Section 7704 of the Code. Seller shall take all steps necessary to preserve and continue the corporate, partnership or limited liability company existence of each Seller and of WellsPark Group.

         SECTION 5.01. Amendment to Partnership Agreement of OP. At the Initial Closing and at each Subsequent Closing in which OP Units are issued, the Company shall cause the OP to amend its Partnership Agreement to admit as limited partners the persons or entities to which Common OP Units, Perpetual Preferred OP Units or Convertible Preferred OP Units are to be initially allocated by the Seller pursuant to Section 2.04(c) hereof and any other persons or entities to which such OP Units may be transferred in accordance with the Partnership Agreement.

         SECTION 5.02. Good Faith Efforts. Each of the Buyer, on the one hand, and the Seller, on the other hand, shall act in good faith and shall not take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions precedent to closing set forth in Article VIII not being satisfied.

         SECTION 5.03. Good Faith Cooperation. Subject to the terms and conditions herein provided, the parties to this Agreement shall use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after any Closing hereunder, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors and other duly authorized representatives of the parties shall take all such necessary action. The provisions of the immediately preceding sentence shall survive the Closing.

         SECTION 5.04. Conduct of Business. (a) Prior to the Initial Closing, Seller covenants and agrees that, between the date hereof and the Initial Closing Date, Seller shall (i) operate the Management Business in the ordinary course and consistent with Sellers prior practice, except as otherwise contemplated by this Agreement and the other Acquisition Agreements; (ii) use all commercially reasonable efforts to maintain, for the benefit of Buyer or its designee following the Initial Closing, the good will of owners of the Non Owned Shopping Centers and other Persons having business relations with WellsPark Group in respect of the Shopping Centers and the Non Owned Shopping Centers
(iii) cause WellsPark Groups debts to be paid when due (or in good faith contest the same) and perform WellsPark Groups obligations under the Management Agreements and otherwise in respect of the Shopping Centers and the Non Owned Shopping Centers; (iv) not (and not permit WellsPark Group to) (A) modify, amend or supplement any Management Agreement or the WellsPark Group Partnership Agreement (except, in the case of the WellsPark Group Partnership Agreement, as may be necessary in order to implement the O'Connor Agreement), (B) cancel or terminate any Management Agreement or the WellsPark Group Partnership Agreement or take any action which would have the effect of canceling or terminating the same, or (C) sell, transfer assign, lease, encumber or otherwise dispose of, or grant any right or interest in, all or any of the Assets or the Interests; and
(v) provide on a timely basis monthly lease status update reports for all NED Portfolio Properties in the form heretofore delivered to Buyer. Seller shall not incur any additional debt or grant any additional liens on the Assets which shall become Assumed Liabilities or which shall encumber any of the Assets following the Closing. Seller shall not enter into any equipment lease which would become an Asset or an Assumed Liabilities or which shall encumber any of the Assets following the Closing. Seller shall not enter into any equipment lease which would become an Asset or an Assumed Liability if such equipment lease has an annual rental payment in excess of $15,000 without Buyer's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned and which shall be deemed to have been given if Buyer fails to respond within seven (7) days following Seller's written request (which request shall be accompanied by a copy of the proposed equipment lease).

         (b) Between the Initial Closing Date and the Applicable Subsequent Closing Date, NED covenants and agrees that it will cause any Pending Shopping Centers to be managed in accordance with first-class shopping center standards to the extent the related Pending Management Agreement is not assigned pursuant to a Service Agreement.

         SECTION 5.05. Agreement of Joinder Parties. The Joinder Parties and Seller hereby agree, subject to fiduciary duties if any, based upon the opinion of counsel and as reported to Buyer, that prior to the execution of an Acquisition Agreement by a Property Owner or the withdrawal of the relating Shopping Center, neither the Joinder Parties nor Seller shall take any action which would cause a Property Owner to breach any of the covenants or result in a breach of a representation or warranty set forth in the form Contribution Agreement attached as Exhibit C hereto and if a Joinder Party becomes aware that any such action has been taken, such Joinder Party shall immediately notify Buyer thereof.

         SECTION 5.06. Amendment to Partnership Agreement and Registration Rights Agreement. OP shall execute and cause to become effective on the Initial Closing Date an amendment to the Partnership Agreement containing the terms and provisions or particularly set forth on Exhibits D and E and such other terms and provisions as are customary or reasonably required for the creation of the Convertible Preferred and Perpetual Preferred OP Units described in said Exhibits.

         At the Initial Closing, the Company shall enter into and deliver a Registration Rights Agreement with all persons and entities receiving or entitled to receive at least $10,000,000 worth of OP Units incident to and as a consequence of the transactions consummated at Initial Closing. At each Subsequent Closing, such Registration Rights Agreement shall be amended to add as parties thereto those additional persons and entities receiving or entitled to receive at least $10,000,000 worth of OP Units or OP Units which together with OP Units previously received total or will total $10,000,000 worth of such units incident to and as a consequence of the Transactions consummated at each such Subsequent Closing. Such Registration Rights Agreement shall be in substantially the form and substance of the Registration Rights Agreement dated as of September 24, 1998 and to which the Company is also a party, a copy of which is annexed hereto as Exhibit F and hereby made a part hereof.

         SECTION 5.07. WellsPark Assets. To the extent that any Assets whose revenues are reflected in the Pro Forma Statement of Revenue are not currently owned by WellsPark Group, Seller covenants to cause such Assets to be conveyed to WellsPark Group on or before the Initial Closing and that all Assets related to any Pending Management Agreements will be owned directly or indirectly by NED at the time of the applicable Subsequent Closing.

         SECTION 5.08. ERISA. Prior to the Initial Closing Date and without any liability to WellsPark Group or Buyer, Seller shall take, or cause to be taken, all actions which are necessary so that on and after the Initial Closing Date, WellsPark Group is no longer the sponsor of or a participating employer under any employee benefit plan as such term is defined in Section 3(3) of ERISA or any other arrangement, contract or plan which provides deferred compensation, retirement, bonus, stock option, or other employee benefit, except as otherwise directed by Buyer. All liabilities or obligations with respect to any such plan are Retained Liabilities, including but not limited to, any obligations to provide continuation coverage with respect to any such plan pursuant to Section 4980B of the Code, Part 6 of Title I of ERISA, any applicable state continuation coverage law.

         SECTION 5.09. No Solicitation (a) Between the Effective Date and the Initial Closing or the termination of this Agreement, whichever is earlier (the "No Shop Period"), Seller shall not, nor shall it permit any of its Affiliates to, nor shall it authorize any officer or director of, or any investment, banker, attorney or other advisor or representative of, Seller or any of its Affiliates to and the Joinder Parties agree that they shall not directly or indirectly, solicit or initiate the submission of any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal for a merger, asset sale or other business combination involving the Seller and/or all or substantially all of the Seller's and/or its Affiliates interest in the NED Portfolio Properties and/or the Interests or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, all or substantially all of the Seller's and/or its Affiliates interest in the NED Portfolio Properties and/or the Interests (any of the foregoing, an Acquisition Transaction").

         (b) The Seller shall promptly advise Buyer orally and in writing of any written request for information or of any Acquisition Proposal, or any written inquiry with respect to any Acquisition Proposal, the material terms and conditions of such request, acquisition proposal or inquiry, and the identity of the Person making any such Acquisition Proposal or inquiry.

         (c) If (i) this Agreement is terminated (x) by either party pursuant to
Section 2.03(c) or (y) by Buyer pursuant to Section 9.00(b) or Section 9.00(z) by Seller when Buyer could have, but had not then, terminated pursuant to (A)
Section 2.03(c) by reason of Seller not performing under Section 2.03(c) or (B)
Section 9.00(b) (unless under either clause (A) or clause (B) such nonperformance results from a Buyer breach or failure of covenant of Buyer or a condition to Seller's obligation not having been satisfied without fault of Seller; and, (ii) within 15 months after the Effective Date, Seller and/or its Affiliates enter into an agreement with respect to an Acquisition Transaction, or an Acquisition Transaction occurs, Seller shall pay, or cause to be paid, in same day funds, to Buyer upon demand a fee of $20,000,000. The provisions of this Section 5.09(c) are the sole and exclusive remedy of Buyer for any breach by Seller and/or the Joinder Parties of this Section 5.09, at law and in equity. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5.09 shall survive any termination by Buyer of this Agreement pursuant to Section 2.03(c) or Section 9.00(b) or any termination by Seller of this Agreement.

                                   ARTICLE VI

            Continuation and Survival of Representations, Warranties,
            ---------------------------------------------------------
                         Indemnifications and Covenants
                         ------------------------------

         SECTION 6.00 . Except as specifically otherwise provided herein or with respect to covenants of Buyer which in the context of this Agreement are to be performed subsequent to the Initial Closing and/or a Subsequent Closing, the representations, warranties, indemnifications and covenants of Buyer contained herein or made in writing pursuant to this Agreement are intended to be and shall remain true and correct as of the time of the Initial Closing and each applicable Subsequent Closing, shall be deemed to be material, and shall survive the Closing and the transfer of title for a period of nine (9) months, and with respect to any written claim made within such period, until final unappealable adjudication or settlement thereof provided litigation is, or formal adjudication proceedings are, instituted within six (6) months following Buyer's receipt of Seller's written notice of claim. Any claim must be delivered to the Buyer on or before that date which is nine (9) months after the applicable Closing Date, sent by certified mail, return receipt requested, at the Buyers address set forth in Article X hereof. No such notice of claim shall be effective unless such notice identifies such claim with specificity and refers to this Article VI.

         Except as specifically otherwise provided herein or with respect to covenants of Seller which in the context of this Agreement are to be performed subsequent to the Initial Closing and/or a Subsequent Closing, the representations, warranties, indemnifications and covenants of Seller contained herein or made in writing pursuant to this Agreement are intended to be and shall remain true and correct as of the time of the Initial Closing and/or each applicable Subsequent Closing for and with respect to any Pending Management Agreement which is to be transferred at such Subsequent Closing, and shall survive the Initial Closing (or such Subsequent Closing, as applicable) for a period of nine (9) months and with respect to any written claim made within such period, until final unappealable adjudication or settlement thereof, provided litigation is, or formal adjudication proceedings are, instituted within six (6) months following Seller's receipt of Buyer's written notice of claim (the "Survival Period"). Any claim must be delivered to the Seller on or before that date which is nine (9) months after the Initial Closing Date (or such Subsequent Closing, as applicable), sent by certified mail, return receipt requested, at the Seller's address set forth in Article X hereof. No such notice of claim shall be effective unless such notice identifies such claim as specificity and refers to this Article VI.

         To the extent that Buyer knows or is deemed to know, prior to the Initial Closing Date (or such Subsequent Closing, as applicable), that the Seller's representations or warranties in Article IV or elsewhere in this Agreement are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyers knowledge or deemed knowledge, as the case may be, and if Buyer is entitled to elect not to close pursuant to Section 8.00(a) hereof, but Buyer shall elect to close notwithstanding such inaccuracy, then Seller shall not be deemed to be in default hereunder and any claim arising as a result thereof shall be considered to have been waived for all purposes. For purposes of this Agreement, Buyer shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect only to the extent that this Agreement, any studies, tests, reports, or analyses prepared by or for Buyer or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "Buyer's Representatives") or further written information furnished to Buyer by Seller or its representatives or by any Property Owner at any time on or before the applicable Closing Date or otherwise obtained by Buyer or Buyer's Representatives contains information which is inconsistent with such representation or warranty.

         SECTION 6.01. Without derogating from the representations and warranties of Seller contained in this Agreement or Seller's obligations, or Buyer's rights expressly set forth in this Agreement, by accepting the Interests, Buyer, for itself and its Affiliates, successors and assigns hereby releases and forever discharges Seller and all Affiliates of Seller (other than the Property Owners with respect to matters governed by an executed Acquisition Agreement) from any and all claims, acts, debts, demands, actions, causes of action, suits, sums of money, guaranties, bonds, covenants, contracts, accounts, agreements, promises, representations, restitutions, omissions, variances, damages, obligations, costs, response actions, fees and liabilities of every name and nature whatsoever, both at law and in equity, which Buyer and its Affiliates, successors and assigns may now or hereafter have with respect to matters existing as of the Closing Date against Seller, and any Affiliates of Seller (other than the Property Owners with respect to matters governed by an executed Acquisition Agreement) arising in connection with this Agreement, the Interests, the Assets, or the Transaction contemplated hereby.

         SECTION 6.02. (a) NED and WellsPark Management (for purposes of this
Section 6.02, Section 6.03 and Section 6.04, the "Indemnitors"), jointly and severally, covenant and agree to indemnify, defend and hold Buyer and its Affiliates (for purposes of this Section 6.02, Section 6.03 and Section 6.04, collectively, the "Indemnitees") harmless from, against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and other charges) that arise from or relate or are attributable to (i) the Retained Liabilities, (ii) any breach or default by Seller of, or in respect of Seller's representations, warranties, indemnifications or covenants contained herein and
(iii) all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Buyer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.02 subject to the provisions of this Section 6.02 hereinafter set forth.

         (b) In no event shall the Indemnitees be entitled to indemnification under this Section 6.02 from the Indemnitors (i) unless and until the aggregate amount of all such claims for indemnification exceeds $200,000 and then only to the extent such aggregate amounts exceed $200,000, or (ii) for any amounts in excess of $3,000,000 in the aggregate. The foregoing sentence does not apply to prorations pursuant to Section 8.03 of this Agreement or the litigation listed on Schedule 6.02(b).

         (c) Stephen R. Karp guarantees to Buyer that the Seller will have available, in cash or by Letter of Credit or by OP Units (valued at the values established in Section 2.04(b)(ii), $3,000,000.00 during the Survival Period.

         SECTION 6.03. In the case of any claim asserted by a third party against an Indemnitee, including without limitation, claims by a Governmental Authority and any request by an such Governmental Authority to audit or otherwise inquire or examine into (an "Inquiry") any matters as to which a claim might arise hereunder, notice shall be given by the Indemnitee to a representative appointed by the Indemnitors (the "Indemnitors' Representative") for the purpose of representing their collective interests in the event of a claim against the Indemnitees promptly after such Indemnitee has actual knowledge of any claim as to which indemnity may be sought or as to any such Inquiry, and the Indemnitee shall permit the Indemnitors' Representative (acting on behalf of, and at the expense of the Indemnitors) to assume the defense of any claim or any litigation resulting therefrom or administer such Inquiry, provided that (i) counsel to the Indemnitors, who shall conduct the defense of such claim or litigation or the administration of such Inquiry, shall be reasonably satisfactory to the Indemnitee, and the Indemnitee may participate in such defense at such Indemnitee's expense, and (ii) the omission by any Indemnitee to give notice as provided herein shall not relieve the Indemnitors of their indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnitors and the Indemnitors are materially damaged as a result of such failure to give notice. The Indemnitors' Representative, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnitee (x) consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnitee or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation or (y) pursue any course of defense of any claim subject to indemnification hereunder, if the Indemnitee shall reasonably and in good faith determine that the conduct of such defense might be expected to affect adversely the Indemnitee's tax liability or ability to conduct its business. In the event that the Indemnitee shall reasonably and in good faith determine that any proposed settlement of any claim subject to indemnification hereunder by the Indemnitors' Representative might be expected to affect adversely the Indemnitee's tax liability or ability to conduct its business or that the Indemnitee may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnitors in respect of such claims or litigation relating thereto, the Indemnitee shall have the right at all times to take over and assume control over the settlement, negotiations and litigation relating to any such claim at the sole cost of the Indemnitors, provided that if the Indemnitee does so take over and assume control, the Indemnitee shall not settle such claim or litigation without the written consent of the Indemnitors' Representative, such consent not be unreasonably withheld, and the liability of the Indemnitors with respect to such claim or litigation shall in no event exceed the amount the Indemnitors would have paid in settlement thereof and provided, further, that the provisions of clause (x) shall control with respect to the defense of any claim arising out of any tax audit or assessment. In the event that the Indemnitors' Representative does not accept the defense of any matter as above provided, the Indemnitee shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. In any event, the Indemnitors and the Indemnitees shall cooperate in the defense of any action or claim subject to this Agreement and the records of each shall be available to the other with respect to such defense. Acceptance of the defense of any claim or litigation or of the administration of any Inquiry by the Indemnitors' Representative shall be without prejudice to the Indemnitors' right to assert at any time before or after accepting such defense or administration that they are not obligated to provide indemnity, either in whole or in part, with respect to such claim or litigation for which such defense is accepted or which might subsequently arise from such Inquiry.

                                   ARTICLE VII

                                 HSR Act Filings
                                 ---------------

         SECTION 7.00. Filings. Within thirty (30) days after the date hereof, the Buyer and the Seller shall make such filings, if any, as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement, and shall thereafter file or cause to be filed as promptly as practicable with the United States Federal Trade Commission and the United States Department of Justice any supplemental information which may be requested pursuant to the HSR Act and/or to secure the expiration or early termination of applicable waiting periods under the HSR Act. Seller and Buyer will make such filings and use all reasonable efforts to obtain the requisite approvals from all applicable Governmental Authorities. All filings referred to in this Section
7.00 will comply in all material respects with the requirements of the respective laws pursuant to which they are made.

         SECTION 7.01. Compliance. Without limiting the generality or effect of
Section 7.00, if such an HSR filing is required, each of the parties will (a) use their respective reasonable efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act, and (b) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other party (or parties) hereto, and (c) cooperate with each other and use reasonable efforts to cause the lifting or removal of any temporary restraining order, preliminary injunction or other judicial or administrative order which may be entered into in connection with the transactions contemplated by this Agreement, including without limitation the execution, delivery and performance by the appropriate entity of such divestiture agreements or other actions, as the case may be, as may be necessary to secure the expiration or termination of the applicable waiting periods under the HSR Act or the removal, dissolution, stay or dismissal of any temporary restraining order, preliminary injunction or other judicial or administrative order which prevents the consummation of the transactions contemplated hereby or requires as a condition thereto that all or any part of the Management Business be held separately and, prior to or after the Closing, pursue the underlying litigation or administrative proceeding diligently and in good faith.

         SECTION 7.02. Filing Costs. Each of Seller and Buyer shall pay one-half of the total filing costs incurred by Seller and Buyer.

                                  ARTICLE VIII

                                   The Closing
                                   -----------

         SECTION 8.00. Conditions to the Buyer's Obligations. The obligations of the Buyer under this Agreement to consummate the transactions contemplated hereby for the Initial Closing will be subject to the satisfaction, at or prior to the Initial Closing, of all of the following conditions, any one or more of which may be waived at the option of the Buyer:

         (a) No Material Misrepresentation or Breach. Subject to Section 9.00(e) hereof, there shall be no breach or default by Seller of any of its (i) representations or warranties of the Seller under this Agreement (as of the Initial Closing Date as if made anew on the Initial Closing Date or, if made as of a specified date as of such date) or (ii) covenants under this Agreement which breach or default individually or with other such breaches or defaults would materially adversely affect, individually or with other such breaches or defaults, collectively taken as a whole, the businesses and assets contemplated by this Agreement to be acquired by the Buyer or its designee and such representations and warranties shall be true and correct as of the Initial Closing Date as if made anew on the Initial Closing Date (except for representations or warranties made as of a specified date, which shall be true and correct as of the specified date) unless the failure of such representation or warranty to be true and correct, individually or in the aggregate with other such failures would not materially and adversely affect, collectively taken as a whole, such businesses and assets, and Seller shall have delivered to the Buyer a certificate certifying each of the foregoing, dated the Initial Closing Date and signed by an executive officer of the general partner of each Seller to the foregoing effect.

         (b) No Prohibition or Violation. No law or court, regulatory or other governmental order shall be in effect that prohibits the Buyer and/or the Seller from consummating the transactions contemplated by this Agreement or any material portion thereof. Neither the execution and delivery of the documents relating to the Transaction nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the OP Units to be issued to Contributing Property Owners pursuant to this Agreement and the Contribution Agreements nor the issuance of Company Common Stock to be issued to Property Owners and/or Seller pursuant to this Agreement and the other Acquisition Agreements will violate any provision of any law in effect at the Closing Date having applicability to the OP or the Company or any of their properties, except such violations as do not have and could not reasonably be expected to have a Buyer Material Adverse Effect.

         (c) HSR Waiting Period. If an HSR filing is required under the HSR Act, the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act and the regulations promulgated thereunder shall have expired or been terminated.

         (d) Closings under other Acquisition Agreements. The conditions precedent to closing under Acquisition Agreements for at least all of the Phase I Shopping Centers shall have been satisfied or waived, and each of the Property Owners thereunder shall have delivered such executed instruments of conveyance, assignments, bills of sale, deeds, consents and/or waivers (if any), certificates of title and all other documents as required under the applicable Acquisition Agreement in order that closings under the Acquisition Agreements for all of the Phase I Shopping Centers are occurring simultaneously with the Initial Closing hereunder.

         (e) Third Party Consents. The Third Party Consents relating to the Assets shall have been obtained in form reasonably acceptable to Buyer.

         (f) Closing Documents. Seller shall have delivered or caused to be delivered to the Buyer all documents required to be delivered or cause to be delivered by the Seller pursuant to Section 8.02.

         (g) Ownership of Interests. NED and WellsPark Management and/or entities wholly owned by NED or one or more of the Joinder Parties shall own 100% of the Limited Partnership Interests and the General Partnership Interests, respectively, as of the Initial Closing Date, free and clear of all rights, liens, claims and encumbrances other than pursuant to this Agreement and subject to restriction on transfer under federal and state securities laws.

         (h) New One Wells Avenue Lease. Provided Buyer shall have notified Seller within sixty (60) days of the Effective Date that Buyer or an Affiliate of Buyer desires to lease space for office purposes within the premises known as and numbered One Wells Avenue, Newton, Massachusetts for a term of at least one
(1) year, terminable on six (6) months prior written notice and otherwise on the terms described on Exhibit G attached hereto and made a part hereof (which Buyer shall be entitled to do or not do in Buyer's sole discretion), Buyer and the owner of One Wells Avenue, Newton, Massachusetts, which is an Affiliate of Seller, shall, concurrently with the Initial Closing, have entered into a lease for such premises at One Wells Avenue (the "New One Wells Avenue Lease") on a form to be negotiated in good faith. The New One Wells Avenue Lease shall provide for a sharing of the use and the cost of certain computer servers, telephone systems and the like. Buyer's failure to notify Seller of its desire to enter into the New One Wells Avenue Lease within said sixty (60) day period shall constitute Buyer's election not to enter into the New One Wells Avenue Lease.

         (i) Intentionally Omitted.

         SECTION 8.01. Conditions to the Seller's Obligations. The obligations of the Seller under this Agreement to consummate the transactions contemplated hereby for the Initial Closing will be subject to the satisfaction, at or prior to the Initial Closing, of all of the following conditions, any one or more of which may be waived at the option of the Seller:

         (a) No Material Misrepresentation or Breach. There shall have been no breach or default by the Buyer in the performance of any of the covenants herein to be performed by it in whole or in part at or prior to the Initial Closing which breach or default individually or which such other breaches or defaults would constitute a Buyer Material Adverse Effect, and the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Initial Closing Date as if made anew on the Initial Closing Date, except for representations or warranties made as of a specified date unless the failure of such representation or warranty to be true and correct individually or in the aggregate with such other failures would constitute a Buyer Material Adverse Effect, which shall be true and correct in all material respects as of the specified date, and the Buyer shall have delivered to the Seller a certificate certifying each of the foregoing, dated the Initial Closing Date and signed by one of the executive officers of the Company and the general partner of the OP to the foregoing effect.

         (b) No Prohibition. No law or court, regulatory or other governmental order shall be in effect that prohibits the Seller and/or the Buyer from consummating the transactions contemplated by this Agreement or any material portion thereof.

         (c) HSR Waiting Period. If an HSR filing is required under the HSR Act, the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act and the regulations promulgated thereunder shall have expired or been terminated.

         (d) Closings under other Acquisition Agreements. The conditions precedent to closing under the respective Acquisition Agreements for at least all of the Phase I Shopping Centers shall have been satisfied (or the same shall have been waived) and the Property Owners thereunder shall have delivered such executed instruments of conveyance, assignments, bills of sale, deeds, consents and/or waivers (if any), certificates of title and all other documents as required under the applicable Acquisition Agreement in order that closings under the Acquisition Agreements for all of the Phase I Shopping Centers are occurring simultaneously with the Initial Closing hereunder.

         (e) Third Party Consents. The Third Party Consents relating to the Assets shall have been obtained in form reasonably acceptable to Seller and Buyer.

         (f) Closing Documents. Buyer shall have delivered to the Seller all documents required to be delivered by the Buyer pursuant to Section 8.02.

         (g) Consideration. The Buyer shall have delivered the Consideration in accordance with Section 2.04.

         (h) Ownership of Interests. NED and/or WellsPark Management and/or entities wholly owned by NED or one or more of the Joinder Parties shall own 100% of the Limited Partnership Interests of O'Connor, free and clear of all rights, liens, claims and encumbrances other than pursuant to this Agreement and subject to restrictions on transfer under federal and state securities laws.

         (i) REIT Qualification. At the time of the Closing, Buyer shall be qualified for taxation as a REIT.

         (i) One Wells Avenue Lease. The New One Wells Avenue Lease, if any, shall, concurrently with the Initial Closing, have been fully executed and delivered.

         SECTION 8.02. Closing Deliveries. (a) At the Initial Closing and at each Subsequent Closing, Seller and the Buyer shall execute and deliver or cause to be executed and delivered the following:

                  (i) at each Subsequent Closing, an Assignment of the Pending Management Agreement required to be transferred at such Subsequent Closing in substantially the form of Exhibit N hereto pursuant to which NED Management Limited Partnership shall assign such Pending Management Agreement to Buyer, free and clear of all rights, liens, claims and encumbrances other than pursuant to this Agreement;

                  (ii) such instruments as are required to be delivered at the Closing under each of the Acquisition Agreements which are closing on the applicable Closing Date;

                  (iii) such certificates of each of the parties signed by its respective authorized officers to evidence compliance with the conditions set forth in Article VIII as may be reasonably requested by the other parties;

                  (iv) agreements and such other instruments as are required by lenders in connection with the assumption of the Assumed Loans;

                  (v) At each Subsequent Closing, an assignment, transfer and conveyance of the Withdrawn Assets relating to the Phase II Shopping Center(s) being transferred to Buyer at such Subsequent Closing, in form reasonably satisfactory to Buyer and Seller, and consist with the other assignment forms attached to this Agreement, pursuant to which NED Management Limited Partnership shall assign such Withdrawn Assets to Buyer, free and clear of all rights, liens, claims and encumbrances other than as permitted pursuant to the terms of this Agreement; and

                  (vi) the Net Consideration payable at the applicable Closing in accordance with Section 2.04.

         (b) In addition, at the Initial Closing, Seller and Buyer shall execute and deliver or cause to be executed and delivered:

                  (i) an assignment of the Interests in substantially the form of Exhibit H hereto pursuant to which Seller shall convey the Interests to Buyer, free and clear of all rights, liens, claims and encumbrances other than pursuant to this Agreement and subject to restrictions on transfer under federal or state securities laws;

                  (ii) a Non Competition Agreements in the form of Exhibit J-1 attached hereto and made a part hereof executed by Stephen R. Karp and in the form of Exhibit J-2 attached hereto and made a part hereof executed by Steven S. Fischman;

                  (iii) a Registration Rights Agreement referred to in Exhibit F attached hereto, executed by the Company [and the Operating Partnership];

                  (iv) If Buyer, in its sole discretion, elected to enter into the New One Wells Avenue Lease, the New One Wells Avenue Lease, executed by Buyer and the owner of One Wells Avenue;

                  (v) an opinion of counsel of Seller regarding the due organization of Seller and the due execution and delivery of this Agreement by Seller, in form and substance reasonably acceptable to Buyer;

                  (vi) an opinion of counsel of Buyer regarding the due organization of Buyer and the due execution and delivery of this Agreement by Buyer, in form and substance reasonably acceptable to Seller;

                  (vii) the Consideration payable at the Initial Closing in accordance with Section 2.04;

                  (viii) The WellsPark Group Partnership Agreement and Certificate of Limited Partnership relating thereto), certified as true, correct and complete by Seller;

                  (ix) Originals of the Management Agreements and all other tangible Assets;

                  (x) Intentionally Omitted;

                  (xi) a Tax Protection Agreement substantially in the form attached as Exhibit K to this Agreement, which shall benefit each party receiving OP Units;

                  (xii) Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by either party to fully effect and consummate the transactions contemplated hereby, including, without limitation, transfer tax forms, if required;

                  (xiii) Such documents, instruments, certifications and confirmations as may be required by Legal Requirements to be filed, recorded or entered into in connection with the transactions contemplated by this Agreement, including, without limitation, tax forms, certificates of amendment to the WellsPark Group Partnership Agreement and any documents evidencing the transfer of the Interests; and

                  (xiv) A Closing statement setting forth the prorations and adjustments pursuant to this Agreement.

         SECTION 8.03.  Prorations with Respect to Seller.

         (a) In connection with the Initial Closing and thereafter in connection with each Subsequent Closing, all items of income and expense properly attributable to the Assets corresponding to the Interests then being sold and the Assumed Liabilities relating thereto shall be apportioned between Seller and the Buyer as of 11:59 p.m. on the day immediately preceding the applicable Closing Date, pursuant to a closing statement prepared by Seller and agreed to by Buyer. All such items attributable to periods prior to such Closing Date shall be apportioned to Seller and all such items attributable to periods from and after such Closing Date shall be apportioned to the Buyer.

         (b) All prorations under this Agreement shall be made on the basis of the accrual method of accounting and shall be settled in cash. Seller and the Buyer shall diligently work to determine and agree upon any such prorations not determined or not agreed upon as of the Closing, and the net amount of such prorations shall be paid to Seller or the Buyer, as the case may be, within thirty (30) days after such agreement. Any errors or omissions in computing prorations under this Agreement shall be corrected promptly after their discovery. The provisions of this Section 8.03 shall survive the applicable Closing for a period of twelve (12) months. There shall be no proration with respect to the Excluded Assets or the Retained Liabilities, it being the intent that Seller shall retain all rights and liabilities associated therewith.

         SECTION 8.04.  Collections.

         (a) All amounts collected by Seller in respect of any Asset subsequent to the Closing which were apportioned to the Buyer pursuant to Section 8.03 shall be paid by Seller to the Buyer promptly after receipt by Seller. Seller shall give prompt written notice to the Buyer of such collections, which notice shall set forth in reasonable detail all relevant information used by Seller in making its determination as to the allocation described in this paragraph.

         (b) All amounts collected by the Buyer in respect of any Asset subsequent to the Closing which were apportioned to Seller pursuant to Section
8.04 shall be paid by the Buyer to Seller within thirty (30) days after receipt by the Buyer. Buyer shall give prompt written notice to Seller of such collections, which notice shall set forth in reasonable detail all relevant information used by the Buyer in making its determination as to the allocation described in this paragraph.

         (c) It is agreed that, unless a payment is clearly identified as being made on account of a specific delinquent invoice, Buyer shall not be deemed to have collected any arrearages due to Seller until such time as the payee is current in the payment of all amounts accruing from and after the Closing Date. Buyer agrees for a period of twelve (12) months following the applicable Closing to bill payees for unbilled charges for periods prior to the Initial Closing and to take any additional reasonable actions requested by Seller to collect such charges and all delinquent invoices provided that Buyer shall not be obligated to incur any out-of-pocket third party expenses in connection with such actions and Buyer shall not be required to terminate any agreement or commence litigation. Seller reserves the right to bring suit against any payee to collect for delinquent amounts owed to Seller, but shall not bring an involuntary bankruptcy action against such payee.

                                   ARTICLE IX

                                     Default
                                     -------

         SECTION 9.00.

         (a) In the event this Agreement is terminated pursuant to the provisions of Section 2.03(c), Seller shall pay, or cause to be paid, in same day U.S. funds, to Buyer, on demand therefor by Buyer, a fee in the amount of Two Million Dollars ($2,000,000.00) and shall also reimburse Buyer for all of its third party out-of-pocket costs incurred in connection with the Transaction including, without limitation, reasonable attorneys fees, promptly upon submission therefor by Buyer of the certificate executed by Buyer's chief financial officer certifying in reasonable detail the costs as to which Buyer seeks reimbursement and including with such certificate copies of invoices, statements and other similar back-up. In the event this Agreement is terminated pursuant to the provisions of Section 2.03(c) due to Seller's inability to obtain a Lender's consent, Seller shall only be obligated to reimburse Buyer for all its third party out-of-pocket costs incurred in connection with Transaction and shall not be obligated to pay the aforementioned fee. This provision shall survive the termination of this Agreement.

         (b) In the event of a breach or default by Seller of any its representations, warranties, covenants or obligations hereunder prior to Closing which breach or default would reasonably be expected to have a Seller Material Adverse Effect on the transactions contemplated herein, or if a condition to Buyer's obligation to close as set forth in Section 8.00 has not been satisfied (other than by reason of a material default or breach by Buyer or a material failure of Buyer to perform its covenants under this Agreement), Buyer shall have the right to exercise any one, but not both of the following remedies and, except as provided in Section 9.00(c), this shall be Buyer's sole remedy against Seller for the failure of Seller to satisfy such condition or to fulfill its obligations:

                  (i) Buyer shall have the right to terminate this Agreement by notice to Seller, provided all of the Acquisition Agreements are simultaneously terminated by Buyer, in which event all obligations of the parties under this Agreement shall terminate; or

                  (ii) Buyer shall have the right to waive the breach, or default or other closing condition and proceed to consummate the transaction contemplated hereby to be completed at the Initial Closing or any Subsequent Closing without any adjustment of the consideration in accordance with the provisions of this Agreement and without the right to seek indemnity with respect to any such breach, default or failure to satisfy any such closing condition.

         (c) In the event that Seller or a Joinder Party acts in bad faith (i.e. willfully or intentionally (i) breaches or defaults under the representations and warranties of Article IV or elsewhere in this Agreement or (ii) in addition to the provisions of Section 9.00(f) herein, breaches a covenant set forth herein or (iii) fails to use commercially reasonable efforts to cure a breach or default by Seller or a Joinder Party of any of Sellers or such Joinder Party, its representations, warranties, covenants or obligations hereunder), then and only in such event, Buyer may seek specific performance of Seller's obligations hereunder provided Buyer shall have performed all of its material obligations under the Acquisition Agreements.

                  If, however, Seller shall have breached a warranty or representation but Buyer shall not have had the right to exercise the remedy set forth in 9.00(b)(i) above, Buyer shall proceed with the Closing but Buyer shall not be considered to have waived such breach and shall be entitled to the remedies set forth in Section 6.02 of this Agreement in accordance with the terms, provisions and limitations in Article VI of this Agreement on account of such breach.

         (d) In the event of a breach or default by Buyer of any of its representations, warranties, covenants or obligations hereunder prior to Closing, which breach or default would reasonably be expected to have a Buyer Material Adverse Effect or if a condition to Seller's obligation to close has not been satisfied, Seller shall have the right to terminate this Agreement by notice to Buyer or to waive the breach, or default or other closing condition and proceed to consummate the transaction contemplated hereby.

         (e) If Buyer shall, in breach of this Agreement, fail to close the Phase I transactions contemplated hereby or by each Acquisition Agreement for a Phase I Shopping Center on the Initial Closing Date, Buyer shall pay to Seller an amount (the "Liquidated Damages Amount") equal to Twenty-Five Million Dollars ($25,000,000). Buyer and Seller agree that actual damages accruing from such breach of this Agreement and/or any Acquisition Agreement are incapable of precise estimation and would be difficult to prove, that the payments stipulated in this Section 9.00(e) bear a reasonable relationship to the potential injury likely to be sustained in the event of such a breach and that the payments stipulated in this Section 9.00(e) are intended by the parties to provide just compensation in the event of such a breach and are not intended to compel performance or to constitute a penalty for non-performance. If Buyer fails promptly to pay to Seller any amounts due under this Section 9.00(e), then Buyer shall be obligated to pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect such payment, together with interest on the amount of any unpaid fee from the date such amount was required to be paid at an annual interest rate equal to four percent (4%) per annum over the Prime Rate as published from time to time in the Wall Street Journal. Seller's rights pursuant to this Section 9.00(e) shall be Seller's sole and exclusive remedy for any such breach or failure by Buyer hereunder with respect to the Phase I Shopping Centers and the Interests to be conveyed at the Initial Closing except as otherwise set forth herein as to surviving indemnification obligations and other than as set forth in Section 9.00(d). The parties hereby acknowledge that the agreements contained in this Section 9.00(e) are an integral part of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Buyer's payment and indemnity obligations with respect to Schedule 2.00(d) shall not be limited in any way by the provisions of this Section 9.00(e).

                  If Buyer shall, in breach of this Agreement or any other Acquisition Agreement, fail to close any Phase II transactions contemplated hereby or by any other Acquisition Agreement relating to a Phase II Shopping Center on the Closing Date therefor specified pursuant to the terms hereof or thereof, Seller shall be entitled to avail itself of any and all remedies available at law and in equity including, without limitation, specific performance.

         (f) Notwithstanding the provisions of Section 9.00(b) above, if between the Effective Date and the applicable Closing date hereunder either Joinder Party shall intentionally and in bad faith commit any of the acts specified below (the "Specified Acts") in breach of the covenants set forth in Article V hereof or elsewhere in this Agreement or any Acquisition Agreement, which breach has (i) a material adverse effect on the Assets, taken as a whole, or (ii) a material adverse affect on the applicable Shopping Center, then Buyer shall have the right to notify the Joinder Parties of such breach in writing on or before the Initial Closing Date (with respect to the Assets) and on or before the applicable Closing Date for the respective Shopping Center. If the Joinder Parties do not cure such default or breach within thirty (30) days following such notice )or such additional period of time as is reasonably necessary to cure the same), then Buyer shall nonetheless be obligated to close (unless Buyer would have a right to terminate this Agreement pursuant to Section 9.00(b) but Buyer shall be entitled to seek monetary damages from the Joinder Parties to the extent of Buyer's actual damages directly arising from the commission of such Specified Act(s) (provided arbitration proceedings are commenced, or litigation is filed, within six (6) months following the date of Buyer's written notice of the breach).

         Capitalized terms used in this clause (f) and not defined in this Agreement shall have the meanings ascribed to them in the form of Contribution Agreement attached hereto. The term "Specified Acts" shall mean the intentional and bad faith breach of the following covenants:

                  (i) The Joinder Parties shall not cause a Property Owner to
         (A) enter into any lease covering in excess of 7,500 square feet of gross leasable area at the Property (a "Major Lease") or any new Department Store Document, (B) amend, modify, or cancel any Major Lease, Anchor Lease or Department Store Document, (C) institute litigation or eviction proceedings against any Anchor Tenant, or (D) enter into any Lease providing the tenant thereunder with an exclusive use clause unless the tenant thereunder is a "national" tenant and such exclusive use clause is consistent with past business practices for leases with such tenant in NED Portfolio Properties, or (E) enter into any easement which burdens an NED Portfolio Property or (F) grant any person an option to purchase any of the NED Portfolio Properties save and except the Excluded Outparcels, in each case without the prior written consent of Operating Partnership, which consent (other than with respect to clause (F)) shall not be unreasonably withheld, conditioned or delayed and shall be deemed to have been given if Buyer fails to approve or disapprove any proposed Specified Act within seven
         (7) days following Owner's written request for approval, which request shall include copies of the proposed document, instrument or term sheet as applicable.

                  (ii) The Joinder Parties shall not cause a Property Owner to enter into any new Operating Contract or renew, extend or modify any of the Operating Contracts except in the ordinary course of its business and unless any such Operating Contract so renewed, extended or modified grants to the Owner a right to terminate on sale or upon not more than thirty (30) days notice with no material cost to exercise such right.

                  (iii) Without the prior written consent of Buyer (which consent shall not to be unreasonably withheld, conditioned or delayed and which consent shall be deemed to have been given if Buyer fails to approve or disapprove any such action within seven (7) days following Owner's written request therefore), the Joinder Parties shall not cause a Property Owner to prepay or refinance all or any portion of any Assumed Loan unless(A) the terms and conditions of any such refinancing shall be generally as favorable as such terms and conditions as are generally available in the market at the time of refinancing for similar loans and are not less favorable than the terms of the Assumed Loan being refinanced, (B) the principal amount of the new loan shall not exceed the outstanding principal balance under the Assumed Loan on the date hereof. The term "Assumed Loan" as used herein shall include any such modification or replacement loan.

                  (iv) With respect to Emerald Square Mall and The Mall @ Rockingham Park, the Joinder Parties shall not cause a Property Owner to enter into any material amendment of the organizational documents pursuant to which a Property Owner is operating (it being agreed that any amendment to the "buy/sell" or "right of first refusal" provisions contained therein would be material) without the prior written consent of Operating Partnership, which consent shall not be unreasonably withheld, conditioned or delayed provided such amendment is entered into in order to implement or is consistent with implementing the provisions of Schedule 2.00(d), Paragraph (i), and shall be deemed to have been given if Buyer fails to approve or disapprove any proposed amendment within seven (7) days following Owners' written request (which request shall be accompanied by a copy of the proposed amendment)

                  (v) To the extent that any Assets reflected in the Pro-Forma Statement of Revenue are not currently owned by WellsPark Group, if the Joinder Parties shall fail to cause such Assets to be conveyed to WellsPark Group on or before the Initial Closing.

                  (vi) If the Joinder Parties shall cause Seller to, (A) incur any additional debt or grant any additional liens on the Assets which shall become Assumed Liabilities or which shall encumber any of the Assets following the Closing, or (B) enter into any equipment lease which would become an Asset or an Assumed Liability if such equipment lease has an annual rental payment in excess of $15,000 without Buyer's prior written consent, which consent, in the case of clause (B) shall not be unreasonably withheld, delayed or conditioned and which shall be deemed to have been given if Buyer fails to respond within seven (7) days following Seller's written request (which request shall be accompanied by a copy of the proposed equipment lease).

                                    ARTICLE X

                               General Provisions
                               ------------------

         SECTION 10.00. Notices. Any notice or communication which may be or is required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent to the respective party at the address set forth in the first paragraph of this Agreement, postage prepaid, by Certified Mail, Return Receipt Requested, or by a nationally recognized overnight courier service that provides tracing and proof or receipt of items mailed, or to such other address as either party may designate by notice similarly sent. Notices shall be effective upon receipt or attempted delivery if delivery is refused or the party no longer receives deliveries at said address and no new address has been given to the other party pursuant to this paragraph. A copy of any notice to Seller shall also be simultaneously sent to Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110-3333, Attention: Thomas P. Bloch, Esq. A copy of any notice to Buyer shall also be simultaneously sent to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, Attention: Richard L. Posen, Esq.

         SECTION 10.01. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

         SECTION 10.02. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. Neither party shall have the right to assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto. Any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. Notwithstanding the foregoing, Buyer shall have the right to designate any Affiliate as its nominee, provided that OP shall expressly assume in writing and shall be and remain jointly and severally liable with such nominee for all obligations of Buyer hereunder.

         In addition, after the Final Closing hereunder (including any closing under Section 2.00(d)(i) or 2.00(d)(ii)) Buyer may assign this Agreement and the rights or benefits hereof including, without limitation, the benefit of the representations and warranties of Seller contained herein, to any joint venture in which Operating Partnership owns at least a 25% equity interest in such joint venture and, provided that such joint venture (i) will have a minimum of $200,000,000 of net worth, defined as set forth below (and will covenant to maintain such net worth for the duration of its liability under the first paragraph of Section 6.00 hereof) and (ii) will directly or indirectly own all applicable NED Portfolio Properties (the "Buyer Joint Venture"), and such assignment shall relieve Buyer of its obligations hereunder.

         If the NED Portfolio Properties are contributed by Buyer to the Buyer Joint Venture then:

         (i) the form of Tax Protection Agreement attached as Exhibit K to this Agreement shall be modified to limit to $150,000,000 Operating Partnership's liability under Section 3 thereof as a result of Taxable Sales, as such term is defined in the Tax Protection Agreement (without such limitation affecting Operating Partnership's liability for any other payments required to be made under said Section 3);

         (ii) As a condition to the modification of Operating Partnership's obligations pursuant to the immediately preceding sub-paragraph:

                  (a) the Buyer Joint Venture shall enter into an indemnity agreement with the Contributors (as defined in the Tax Protection Agreement) for any liability for payments under Section 3 of the Tax Protection Agreement as the result of the occurrence of a Taxable Sale, with the Contributor's rights under such indemnity subordinate to Buyer's right of reimbursement from Buyer Joint Venture for any payments made by Buyer under Section 3 of the Tax Protection Agreement as a result of Taxable Sales; and

                  (b) Buyer Joint Venture shall covenant with the Contributors that at all times during the Tax Protection Period (as defined in the Tax Protection Agreement) it will maintain a net worth of not less than $200,000,000. Net worth shall be defined the same as the term Net Worth, or the appropriate comparable definition, is defined from time to time in Buyer's largest line of credit (the appropriate defined term for net worth as of the Effective Date in Buyer's largest line of credit being "Combined Equity Value") provided, however, that for purposes of determining Buyer Joint Venture's net worth, the Buyer Joint Venture's EBITDA shall be capitalized at an annual interest rate of 7.75%. Buyer Joint Venture shall provide the Contributor Representative (as defined in the Tax Protection Agreement) with an annual certification of the net worth determined in accordance with the applicable definition.

         SECTION 10.03. No Third-Party Beneficiaries. There are no third party beneficiaries of this Agreement or of the transactions contemplated hereby, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto, and the Seller Affiliates referred to in Section 2.00(d), or their respective successors and assigns as permitted hereunder. Nothing contained herein shall be deemed to confer upon any Person other than the parties hereto, the Affiliates and their permitted successors and assigns any right to insist upon or to enforce the performance of any of the covenants or agreements contained herein.

         SECTION 10.04. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 10.05. Severability. If one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

         SECTION 10.06. Entire Agreement. Except as set forth in Section 10.09 hereof, this Agreement (together with the other Acquisition Agreements, certificates, agreements, Exhibits, Schedules, instruments and other documents referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to such subject matter. In the event of a discrepancy or conflict between this Agreement and the other Acquisition Agreements, this Agreement shall govern. The Exhibits and Schedules to this Agreement are incorporated by reference herein and are made a part hereof as if they were fully set forth herein.

         SECTION 10.07. No Waiver. Any provision of this Agreement may be waived at any time by the party entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the parties hereto or, in the case of a waiver, by the party granting the waiver.

         SECTION 10.08. Further Assurances. Each of the parties agrees that it will from time to time after the date of this Agreement (whether prior to or following the Closing) at its expense execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other parties to carry out the actions and transactions contemplated by this Agreement.

         SECTION 10.09. Confidentiality. Reference is made to that certain letter agreement dated April 24, 1998, regarding the confidentiality agreements of the parties for and with respect to the Transaction (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit L. It is understood and agreed that the terms and provisions of the Confidentiality Agreement are and shall remain in full force and effect and that the Confidentiality Agreement is hereby incorporated herein by reference as though fully set forth herein and that the provisions of the Confidentiality Agreement shall survive the Closing or termination of this Agreement with respect to any Shopping Center or Asset not acquired pursuant hereto.

         SECTION 10.10. Competitive Activities. Except as specifically set forth in the Non-Competition Agreements attached hereto as Exhibits J-1 and J-2 and made a part hereof (the "Non-Competition Agreements"), nothing herein shall be construed as restricting or limiting in any way the Seller, its principals or Affiliates or any partner, member or shareholder of any of them, from engaging in activities that may be deemed to be competitive with the Management Business, the NED Portfolio Properties, or any other business activities currently conducted or to be conducted by the Buyer or any of its Affiliates on or after the date hereof.

         SECTION 10.11. Press Release. To the extent required by applicable securities laws, rules and regulations, Buyer may be required to issue a press release following the execution and delivery of this Agreement and of any Closing under an Acquisition Agreement. Buyer agrees that the press release shall style the transaction as a merger of the management businesses of Seller and Buyer and an acquisition of the Shopping Centers and further agrees to coordinate the timing of any such press release with Seller; and Seller shall have the right to review the form and content thereof.

         SECTION 10.12. Broker. Each party represents hereby to the other that it dealt with no broker in the consummation of this Agreement except for Merrill Lynch Pierce Fenner and Smith, Inc. and its affiliates (the "Broker") and each party shall indemnify and save the other harmless from and against any claim arising from breach of such representation by the indemnifying party. Any commission due Broker shall be paid by Seller, and Seller shall obtain and provide to Buyer a receipt therefor dated the Initial Closing Date. The provisions of this Section 10.12 shall survive the Closing hereunder.

         SECTION 10.13. Trading. The Joinder Parties for themselves and for any Persons controlled by either of them, and Seller each hereby agree not to trade in Company Stock of Buyer from the date of execution of this Agreement until there has been a public announcement contemplating this transaction and each Joinder Party hereby agrees that if he contacts any Property Owner or Affiliate and discloses this transaction prior to such public disclosure such Joinder Party shall inform such Property Owner or Affiliate that transactions in Company Stock prior to such public disclosure will subject the Property Owner or Affiliate to liability and/or the securities laws for insider trading.

                                   ARTICLE XI

                Additional Properties; Withdrawn Shopping Centers
                -------------------------------------------------

         SECTION 11.00. Additional Properties. Seller and Buyer shall use all commercially reasonable efforts to cause the owners of Pheasant Lane Mall of Nashua, New Hampshire (the "Pheasant Lane Mall") and the owners of CambridgeSide Galleria of Cambridge, Massachusetts (the "CambridgeSide Mall" and together with the Pheasant Lane Mall, the "Additional Properties") to execute and deliver on or before December 1, 1999 agreements pursuant to which such owners agree to sell or contribute such Additional Properties, or their interest in such Additional Properties, to OP for such consideration and on terms and conditions as shall be mutually agreed to by the applicable owners in each case and the Buyer. Buyer recognizes that such agreements will need to address issues of tax exposures and of compensation for various cash flow preferences in establishing consideration which will be acceptable to certain of such owners. Notwithstanding the foregoing, in no event shall such Additional Properties be considered NED Portfolio Properties and the failure to obtain an executed Contribution Agreement or other agreement, as the case may be, with respect thereto, or a default thereunder by the applicable Property Owner, shall not constitute a breach, default or nonperformance of this Agreement by the Seller or by Buyer.

         SECTION 11.01. Pending Shopping Centers. Provided this Agreement shall not have been terminated pursuant to Section 2.03(c) above, Seller agrees to continue to use all commercially reasonable efforts between the Cut-Off Date and the Outside Final Closing Date to cause the Property Owners of Pending Shopping Centers (or the holders of interests in such Property Owners, as the case may be) which have not executed a Contribution Agreement to execute and deliver a Contribution Agreement 30 days prior to the Outside Final Closing Date and Buyer agrees to cause OP to execute and deliver each such Contribution Agreement within ten (10) days of receipt thereof as so executed and delivered and to perform its obligation thereunder and to acquire each of the Pending Shopping Centers or such interests in such Property Owners, as the case may be, for the Adjustment Amount relating thereto (with the amount set forth in the Acquisition Agreement being paid to the Property Owner and the balance being paid as additional consideration for the sale and assignment of the Interests) and, concurrently with such acquisition, to acquire the Pending Management Agreement relating thereto and any related Assets. Notwithstanding the foregoing, the failure to obtain any such executed Contribution Agreement, as the case may be, shall not constitute a breach, default or nonperformance of this Agreement by the Seller.

                         [Signature page on next page.]

             [SIGNATURE PAGE TO MANAGEMENT AND PORTFOLIO AGREEMENT]


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                                       BUYER:

                                       SIMON PROPERTY GROUP, INC.,
                                       a Delaware corporation

                                       By:
                                          -------------------------------
                                            Its:
                                                -------------------------

                                       SIMON PROPERTY GROUP, L.P.,
                                       a Delaware limited partnership,

                                       By:  SIMON PROPERTY GROUP, INC., a
                                            Delaware corporation,
                                            its general partner,


                                            By:
                                               --------------------------
                                                    Name:
                                                   Title:

                                       SELLER:

                                       NED MANAGEMENT LIMITED PARTNERSHIP,
                                       a Massachusetts limited partnership

                                       By:  NED Management Co., Inc.,
                                            its general partner


                                            By:
                                               --------------------------
                                                    Name:
                                                         ----------------
                                                   Title:
                                                         ----------------

                       [SIGNATURES CONTINUED ON NEXT PAGE]

             [SIGNATURE PAGE TO MANAGEMENT AND PORTFOLIO AGREEMENT]



                                       WELLSPARK MANAGEMENT LLC, a Delaware
                                       limited liability company its
                                       general partner

                                       By:  NED Management Limited Partnership,
                                            its manager

                                            By:   NED Management Co., Inc.,
                                                  its general partner

                                            By:
                                               --------------------------
                                                    Name:
                                                         ----------------
                                                   Title:
                                                         ----------------


                           [SEE JOINDER ON NEXT PAGE.]

                                     JOINDER

         The undersigned Stephen R. Karp and Steven S. Fischman are principals of Seller and will benefit from the consummation of the Transactions. Accordingly, in order to induce Buyer to enter into this Agreement, (a) Stephen
R. Karp hereby joins in the execution of this Agreement solely and exclusively for the purpose of agreeing to be bound by the provisions of Section 2.00(g),
Section 2.00(i), Section 2.04(e), Section 5.05, Section 5.09(a), Section 6.02(c), Section 9.00(f), Section 10.10 and Section 10.13 hereof and (b) Steven
S. Fischman hereby joins in the execution of this Agreement solely and exclusively for the purpose of agreeing to be bound by the provisions of Section 2.00(g), Section 2.00(i), Section 2.04(e), Section 5.05, Section 5.09(a),
Section 9.00(f), Section 10.10 and Section 10.13.


                                 -------------------------------------
                                 Stephen R. Karp


                                 -------------------------------------
                                 Steven S. Fischman

Dated:  February ____, 1999

                                   EXHIBIT A
                                   ---------


                Phase I Shopping Centers/Phase I Property Owners
                ------------------------------------------------

                                    EXHIBIT B
                                    ---------


               Phase II Shopping Centers/Phase II Property Owners
               --------------------------------------------------

                                    EXHIBIT C
                                    ---------


                         Form of Contribution Agreement
                         ------------------------------

                                    EXHIBIT D
                                    ---------


                              Intentionally Deleted
                              ---------------------

                                    EXHIBIT E
                                    ---------


                              Intentionally Deleted
                              ---------------------

                                    EXHIBIT F
                                    ---------


                     Form of Partnership Agreement Amendment
                     ---------------------------------------

                                    EXHIBIT G
                                    ---------


                           One Wells Lease Term Sheet
                           --------------------------

                                    EXHIBIT H
                                    ---------


                         Form of Assignment of Interests
                         -------------------------------

                                    EXHIBIT I
                                    ---------


                             [Intentionally Deleted]
                             -----------------------

                                   EXHIBIT J-1
                                   -----------



                                     J-2-1-

                                  EXHIBIT J-1
                                  -----------


                            Non-Competition Agreement
                            -------------------------

         THIS NON-COMPETITION AGREEMENT ("Agreement") is made and entered into this ____ day of ______________, 1999, by and between STEPHEN R. KARP ("Karp"), SIMON PROPERTY GROUP, INC., a Delaware corporation (the "Company") and SIMON PROPERTY GROUP, L.P., a Delaware limited partnership (the "Operating Partnership").

                             W I T N E S S E T H :

                  WHEREAS, Karp and his Affiliates, along with certain other parties, have sold or contributed certain real estate or other assets, or interests in partnerships or other entities owning such assets, to the Operating Partnership in which the Company is the sole general partner, all pursuant to that certain Management and Portfolio Agreement dated as of ___________, 1999 and certain related documents (collectively, the "Portfolio Agreements"); and

                  WHEREAS, Karp (a) will be a member of the Company's Board of Directors, and (b) will own, directly or indirectly, common shares of the Company and limited partnership interests in the Operating Partnership; and

                  WHEREAS, Karp desires to enter into this Agreement in order to induce the Company to complete the various transactions contemplated by the Portfolio Agreements, and the Company requires that Karp enter into this Agreement as a condition to the Operating Partnership entering into the various transactions contemplated by the Portfolio Agreements.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                  "Affiliate" shall mean: (a) with respect to Karp, any Karp Family Trust or any entity which, directly or indirectly through one or more intermediaries, is controlled by Karp and/or one or more Karp Family Trusts; and
(b) with respect to the Company, any entity which, directly or indirectly through one or more intermediaries, is controlled by, or under common control with, the Company, or any person or other entity which, directly or indirectly through one or more intermediaries, controls the Company.

                  "Excluded Projects" means those certain projects described on Exhibit A hereto, and the interests of Karp and his Affiliates in such projects, which projects and interests have not been sold or contributed to the Operating Partnership.

                  "Karp Family Trust" shall mean any trust for the benefit of Karp, Karp's spouse and/or Karp's minor children.

                  "Permitted Investments" shall mean an investment as a stockholder in a publicly held corporation in which Karp and his Affiliates do not own more than one percent (1%) of any class of stock.

                  "Restricted Area" shall mean the area described in Exhibit B hereto.

                  "Restricted Period" shall mean the period commencing on the date of this Agreement and ending on the first to occur of: (i) the fifth anniversary of the date of the last closing under the Portfolio Agreements, and
(ii) December 31, 2004

                  "Regional Mall Business Activities" shall mean: the direct or indirect ownership, development, management or leasing of, or investment or financial interest in, any Regional Mall located within the Restricted Area.

                  "Regional Mall" shall mean a retail shopping center that (a) is an enclosed shopping mall and (b) contains more than 400,000 square feet of retail area.

                  2. Restrictive Covenant. Karp agrees, during the Restricted Period, that Karp and his Affiliates, on his or its own account, or as a consultant, agent, partner, joint venturer, owner, participant or officer of any other person, firm, partnership, corporation or other entity, shall not, directly or indirectly, in any way conduct or engage in the conduct of Regional Mall Business Activities (except for Permitted Investments and Excluded Projects) other than on behalf of the Company and its Affiliates.

                  3. Severability and Survival. The parties hereto acknowledge and agree that the restrictions contained in this Agreement are reasonable, including without limitation as to time, scope and geography, and are necessary for the protection of the Company. The parties further acknowledge and agree that, in the event of a breach of this Agreement, a remedy at law would be inadequate and the Company may obtain injunctive relief and/or specific performance which remedies shall be cumulative and nonexclusive. If a court of competent jurisdiction determines that any of the restrictions contained herein are unenforceable by reason of their extent or duration or otherwise, it is the intention of the parties that the court modify such restrictions only as necessary to enforce this Agreement in accordance with its terms as so modified.

                  4. Complete Agreement. This Agreement contains the complete agreement and understanding of the parties hereto and supersedes all prior understandings and agreements, written or oral, between the parties with respect to the subject matter hereof, and, except as provided in Section 3 hereof, this Agreement may be modified only in a writing signed by both the parties hereto.

                  5. Binding Effect. This Agreement and all of the covenants, terms, provisions and conditions contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

                  6. Governing Law. This Agreement shall be governed by and its terms construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of law principles thereof.

                  7. Notices. Any notice or communication which may be or is required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent to the respective party at the address set forth below, postage prepaid, by Certified Mail, Return Receipt Requested, or by a nationally recognized overnight courier service that provides tracing and proof or receipt of items mailed, or to such other address as either party may designate by notice similarly sent. Notices shall be effective upon receipt or attempted delivery if delivery is refused or the party no longer receives deliveries at said address and no new address has been given to the other party pursuant to this paragraph. Karp's notice address is One Wells Avenue, Newton, Massachusetts 02459, and a copy of any notice to Karp shall also be simultaneously sent to Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110-3333, Attention: Thomas
P. Bloch, Esq. The Company's and the Operating Partnership's notice address is _______________________________, and a copy of any notice to the Company and the Operating Partnership shall also be simultaneously sent to
______________________________.

                  IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the day and year first above written.


                                       ----------------------------------
                                       Stephen R. Karp


                                       SIMON PROPERTY GROUP, INC.
                                       a Delaware corporation


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       SIMON PROPERTY GROUP, L.P.,
                                       a Delaware limited partnership


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A
                                    ---------


                          to Non-Competition Agreement
                          ----------------------------

                                Excluded Projects


1. Regional Mall development at intersection of Route 95 and Route 91 in New Haven, Connecticut

2.       Westgate Mall, Brockton, Massachusetts

3. Withdrawn Shopping Centers and Withdrawn Management Agreements as defined in the Portfolio Agreements

4. Pending Shopping Centers and Pending Management Agreements as defined in the Portfolio Agreements

5.       Worcester Common Fashion Outlet - Worcester, MA

6.       CambridgeSide Galleria - Cambridge, MA

7.       Pheasant Lane Mall - Nashua, NH and Tyngsborough, MA

8.       Meadow Glen Mall - Medford, MA

9.       Hanover Mall - Hanover, MA

10.      Any project in the City of Boston

11. Emerald Square Mall - North Attleboro, MA and Mall @ Rockingham Park - Salem, NH if purchased pursuant to a Buy-Sell Agreement

                                   EXHIBIT B
                                   ---------


                          to Non-Competition Agreement
                          ----------------------------

                                 Restricted Area


1.       Eastern Massachusetts (east of Worcester excluding the City of Boston)

2.       New Hampshire

3.       Connecticut

                                  EXHIBIT J-2
                                  -----------


                            Non-Competition Agreement
                            -------------------------

         THIS NON-COMPETITION AGREEMENT ("Agreement") is made and entered into this ____ day of ______________, 1999, by and between STEVEN S. FISCHMAN ("Fischman"), SIMON PROPERTY GROUP, INC., a Delaware corporation (the "Company") and SIMON PROPERTY GROUP, L.P., a Delaware limited partnership (the "Operating Partnership").

                             W I T N E S S E T H :

                  WHEREAS, Fischman and his Affiliates, along with certain other parties, have sold or contributed certain real estate or other assets, or interests in partnerships or other entities owning such assets, to the Operating Partnership in which the Company is the sole general partner, all pursuant to that certain Management and Portfolio Agreement dated as of ___________, 1999 and certain related documents (collectively, the "Portfolio Agreements"); and

                  WHEREAS, Fischman will own, directly or indirectly, common shares of the Company and limited partnership interests in the Operating Partnership; and

                  WHEREAS, Fischman desires to enter into this Agreement in order to induce the Company to complete the various transactions contemplated by the Portfolio Agreements, and the Company requires that Fischman enter into this Agreement as a condition to the Operating Partnership entering into the various transactions contemplated by the Portfolio Agreements.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                  "Affiliate" shall mean: (a) with respect to Fischman, any Fischman Family Trust or any entity which, directly or indirectly through one or more intermediaries, is controlled by Fischman and/or one or more Fischman Family Trusts; and (b) with respect to the Company, any entity which, directly or indirectly through one or more intermediaries, is controlled by, or under common control with, the Company, or any person or other entity which, directly or indirectly through one or more intermediaries, controls the Company.

                  "Excluded Projects" means those certain projects described on Exhibit A hereto, and the interests of Fischman and his Affiliates in such projects, which projects and interests have not been sold or contributed to the Operating Partnership.

                  "Fischman Family Trust" shall mean any trust for the benefit of Fischman, Fischman's spouse and/or Fischman's minor children.

                  "Permitted Investments" shall mean an investment as a stockholder in a publicly held corporation in which Fischman and his Affiliates do not own more than one percent (1%) of any class of stock.

                  "Restricted Area" shall mean the area described in Exhibit B hereto.

                  "Restricted Period" shall mean the period commencing on the date of this Agreement and ending on the first to occur of: (i) the fifth anniversary of the date of the last closing under the Portfolio Agreements, and
(ii) December 31, 2004

                  "Regional Mall Business Activities" shall mean: the direct or indirect ownership, development, management or leasing of, or investment or financial interest in, any Regional Mall located within the Restricted Area.

                  "Regional Mall" shall mean a retail shopping center that (a) is an enclosed shopping mall and (b) contains more than 400,000 square feet of retail area.

                  2. Restrictive Covenant. Fischman agrees, during the Restricted Period, that Fischman and his Affiliates, on his or its own account, or as a consultant, agent, partner, joint venturer, owner, participant or officer of any other person, firm, partnership, corporation or other entity, shall not, directly or indirectly, in any way conduct or engage in the conduct of Regional Mall Business Activities (except for Permitted Investments and Excluded Projects) other than on behalf of the Company and its Affiliates.

                  3. Severability and Survival. The parties hereto acknowledge and agree that the restrictions contained in this Agreement are reasonable, including without limitation as to time, scope and geography, and are necessary for the protection of the Company. The parties further acknowledge and agree that, in the event of a breach of this Agreement, a remedy at law would be inadequate and the Company may obtain injunctive relief and/or specific performance which remedies shall be cumulative and nonexclusive. If a court of competent jurisdiction determines that any of the restrictions contained herein are unenforceable by reason of their extent or duration or otherwise, it is the intention of the parties that the court modify such restrictions only as necessary to enforce this Agreement in accordance with its terms as so modified.

                  4. Complete Agreement. This Agreement contains the complete agreement and understanding of the parties hereto and supersedes all prior understandings and agreements, written or oral, between the parties with respect to the subject matter hereof, and, except as provided in Section 3 hereof, this Agreement may be modified only in a writing signed by both the parties hereto.

                  5. Binding Effect. This Agreement and all of the covenants, terms, provisions and conditions contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

                  6. Governing Law. This Agreement shall be governed by and its terms construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of law principles thereof.

                  7. Notices. Any notice or communication which may be or is required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent to the respective party at the address set forth below, postage prepaid, by Certified Mail, Return Receipt Requested, or by a nationally recognized overnight courier service that provides tracing and proof or receipt of items mailed, or to such other address as either party may designate by notice similarly sent. Notices shall be effective upon receipt or attempted delivery if delivery is refused or the party no longer receives deliveries at said address and no new address has been given to the other party pursuant to this paragraph. Fischman's notice address is One Wells Avenue, Newton, Massachusetts 02459, and a copy of any notice to Fischman shall also be simultaneously sent to Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110-3333, Attention: Thomas P. Bloch, Esq. The Company's and the Operating Partnership's notice address is _______________________________, and a copy of any notice to the Company and the Operating Partnership shall also be simultaneously sent to ______________________________.

                  IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the day and year first above written.


                                      ----------------------------------
                                      Steven S. Fischman


                                      SIMON PROPERTY GROUP, INC.
                                      a Delaware corporation


                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

                                      SIMON PROPERTY GROUP, L.P.,
                                      a Delaware limited partnership


                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A
                                    ---------


                          to Non-Competition Agreement
                          ----------------------------

                                Excluded Projects


1. Regional Mall development at intersection of Route 95 and Route 91 in New Haven, Connecticut

2.       Westgate Mall, Brockton, Massachusetts

3. Withdrawn Shopping Centers and Withdrawn Management Agreements as defined in the Portfolio Agreements

4. Pending Shopping Centers and Pending Management Agreements as defined in the Portfolio Agreements

5.       Worcester Common Fashion Outlet - Worcester, MA

6.       CambridgeSide Galleria - Cambridge, MA

7.       Pheasant Lane Mall - Nashua, NH and Tyngsborough, MA

8.       Meadow Glen Mall - Medford, MA

9.       Hanover Mall - Hanover, MA

10.      Any project in the City of Boston

11. Emerald Square Mall - North Attleboro, MA and Mall @ Rockingham Park - Salem, NH if purchased pursuant to a Buy-Sell Agreement

                                    EXHIBIT B
                                    ---------


                          to Non-Competition Agreement
                          ----------------------------

                                 Restricted Area


1.       Eastern Massachusetts (east of Worcester excluding the City of Boston)

2.       New Hampshire

3.       Connecticut

                                    EXHIBIT K
                                    ---------


                             [Intentionally Deleted]
                             -----------------------

                                    EXHIBIT L
                                    ---------


                            Confidentiality Agreement
                            -------------------------

                                    EXHIBIT M
                                    ---------


                        Form of Stock Purchase Agreement
                        --------------------------------

                                SCHEDULE 2.00(d)
                                ----------------

         The following special provisions shall govern Seller's obligations with respect to the Shopping Centers described in this Section:

         (i)      Emerald Square Mall.

                  (A) The beneficial Property Owner of Emerald Square Mall is Attleborough Associates ("Attleborough Associates"), a joint venture between N. A. Limited Partnership ("NALP", which is comprised of current and former principals of Seller and/or its Affiliates and others) and Newport Galleria Group, a joint venture affiliated with The Pyramid Companies ("Newport").

                  (B) Seller agrees to use all commercially reasonable efforts to obtain the consent of Newport for Attleborough Associates to enter into a Contribution Agreement with respect to the contribution of the fee in Emerald Square Mall or all of the partnership interests in Attleborough Associates (the "Emerald Contribution Agreement") to Buyer. The parties acknowledge that the Property Adjustment Amount for Emerald Square Mall listed on Schedule 2.03(b) reflects a transfer of only NALP's fifty percent (50%) joint venture interest in Attleborough Associates and that the Assumed Loans corresponding to Emerald Square Mall and listed on Schedule 2.03(b) and are only in an amount equal to fifty percent (50%) of the outstanding loans (which would be Assumed Loans) encumbering Emerald Square Mall. In the event that Attleborough Associates (or all of its constituent partners) and Buyer execute an Emerald Contribution Agreement, the amounts of Total Consideration, Phase II Total Consideration, the Property Adjustment Amount, the Phase II Net Consideration for Emerald Square Mall and the applicable Assumed Loans shall be increased appropriately (i.e.- doubling such Property Adjustment Amount, the amount of such Assumed Loans and the Phase II Net Consideration relating to Emerald Square Mall and increasing the Total Consideration by the increase in the Property Adjustment Amount for Emerald Square Mall so computed), and the resulting increase (as set forth in the Emerald Contribution Agreement) in the applicable Phase II Net Consideration shall be paid by Buyer in cash and/or OP Units, as agreed upon between NALP and Newport, and approved by Buyer, which approval Buyer agrees not to unreasonably withhold, provided, however, to the extent the Net Consideration payable to Newport or its constituent partners is not greater than the amount of OP Units as listed on Schedule 2.03(b) relating to Emerald Square Mall (as adjusted for principal amortization with respect to the Assumed Loan for Emerald Square Mall) and the OP Units to be so issued are in the same form and in the same proportion as set forth in Section 2.04(b)(ii), then the Buyer shall be obligated to accept and to pay such consideration, subject to Buyer's rights pursuant to the next succeeding sentence. If Buyer shall be unable or unwilling to issue such additional OP Units as shall have been agreed upon by NALP and Newport is the same then, to the extent Buyer decides to use cash as some or all of the consideration in order to acquire Emerald Square Mall, Buyer shall be obligated to complete the acquisition using such consideration, and Buyer shall indemnify NALP and Newport for any tax liability (with appropriate gross-up) incurred by NALP and Newport or its partners as a result of Attleboro Associates, NALP, Newport or any of its partners receiving consideration other than of OP Units. The balance of the consideration due under the Emerald Contribution Agreement shall be paid as otherwise provided pursuant to Section 2.04(c). Three quarters of the positive amount, if any, obtained by subtracting the Contribution Price (as defined in the form of Contribution Agreement attached hereto as Exhibit C) under the Emerald Contribution Agreement from the Property Adjustment Amount for Emerald Square Mall, increased as set forth above, shall be paid by Buyer to Seller as a portion of the consideration for the Interests, such consideration to be paid in cash to the extent set forth on Schedule 2.03(b) with the balance, if any, to be paid in OP Units.

                  (C) In the event Newport shall not consent to the execution of the Emerald Contribution Agreement, then Seller shall use all commercially reasonable efforts to obtain Newport's consent (the "Newport Consent") to the assignment and transfer of NALP's joint venture interest in Attleborough Associates to Buyer without initiating the right of first refusal provisions contained in the Agreement of Partnership of Attleborough Associates dated as of March 12, 1987, as the same has heretofore been amended by that certain (I) undated Amendment #1 to Agreement of Partnership of Attleborough Associates, and (II) Amendment No. 2 to Agreement of Partnership of Attleborough Associates dated as of July 19, 1989 (as so amended, the "Attleborough Partnership Agreement"); provided, however, it shall be a condition to any such assignment and transfer that Newport agree to enter into an amendment of the Attleborough Partnership Agreement on such terms and conditions as Buyer may reasonably request (including without limitation revising such agreement to provide that Buyer shall have the right to control the management and leasing of Emerald Square Mall). In the event the Newport Consent is obtained for the transfer of NALP's joint venture interest in Attleborough Associates, then Seller shall cause NALP to enter into a form of Contribution Agreement with Buyer, as provided in Section 2.04(c), which form shall be modified as the context appropriately would require to address the assignment of a joint venture interest rather than the conveyance of real property.

                  (D) Prior to the Initial Closing Date, Seller further agrees to use all commercially reasonable efforts to obtain Newport's consent, to the extent such consent is required under the existing management agreement, to the management of Emerald Square Mall by an Affiliate of Buyer or subsidiary thereof for the period between the Initial Closing and the Closing pursuant to a Services Agreement.

                  (E) If the provisions of Paragraph (i)(B), (i)(C) or (i)(F) of this Schedule 2.00(d) become effective, it is understood and agreed that, as the case may be, the Property Adjustment Amount or the Buyer's Offer Price shall be increased by an amount determined to be the value of the Excluded Outparcels related to Emerald Square Mall as determined by mutual agreement of Seller and Buyer (1/2 of such amount if the provisions of Paragraph (i)(C) are applicable) and in any such event the provisions of Section 2.00(h) shall not be applicable to the Excluded Outparcels. In the event Seller and Buyer are unable to reach agreement on the value of said Excluded Outparcels, the value shall be determined by an appraisal process in which case each of Buyer and Seller shall submit an appraisal submitted by a commercial real estate appraiser having a minimum of five (5) years experience in the region with the value to be the average of the two appraisals in the event the two appraisers do not agree on the value.

                           (F) (1) In the event that Attleborough Associates
                  does not enter into the Emerald Contribution Agreement and Seller does not obtain the Newport Consent, both as provided in Schedule 2.00(d), part (i), on or before the later to occur of (i) the Initial Closing or (ii) six (6) months following the Effective Date, then, provided the Initial Closing shall have occurred (and provided no event shall have occurred which would have entitled Buyer to terminate a Contribution Agreement for Emerald Square Mall had such a Contribution Agreement been entered into), Buyer shall be unconditionally obligated to provide NALP with a bona fide offer to purchase the entire fee interest in Emerald Square Mall in the form of a Contribution Agreement for cash and assumption of any assumable non-recourse financing in accordance with the provisions of Article 21 of the Attleborough Partnership Agreement (a copy of which provisions are attached hereto as Schedule 2.00(d)(i)-A). The proposed purchase price with respect to the acquisition of Emerald Square Mall shall be in an amount (the "Buyer's Offer Price") equal to two times the Property Adjustment Amount for the Emerald Square Mall as set forth on Schedule 2.03(b) except as Buyer and Seller may otherwise agree and as adjusted by Paragraph (i)(E) above. Seller shall cause NALP to (a) notify Newport that NALP desires Attleborough Associates to accept such offer, and (b) forward such offer to Newport in accordance with the provisions of such Article 21.

                           (2) In the event Newport elects to purchase NALP's
                  interest in Attleborough Associates, then the full proceeds of such purchase shall be the sole property of NALP, and from and after the closing of such purchase, the provisions of this Agreement shall no longer apply to Emerald Square Mall.

                           (3) In the event Newport elects to permit the sale of
                  Emerald Square Mall pursuant to Buyer's offer rather than to purchase NALP's partnership interest in Attleborough Associates in accordance with such Article 21, Seller may first undertake to obtain Newport's consent to implementing the provisions of the aforesaid Article 21 by (x) the execution of a separate Contribution Agreement between Buyer and Newport for the transfer of Newport's partnership interest in Attleborough Associates for cash or OP Units, as Newport and Buyer may agree, and (y) the execution of a separate Contribution Agreement between Buyer and NALP for the transfer of NALP's partnership interest in Attleborough Associates for OP Units in the amount and as otherwise provided in Section 2.04(c). To the extent the total consideration under the Contribution Agreement for Newport's partnership interest in Attleboro Associates is less than the Property Adjustment Amount for Emerald Square Mall as set forth on Schedule 2.03(b) one half of such difference, if any, shall be paid in cash as consideration for the Interests relating to the Management Business related to Emerald Square Mall. If Seller shall be unable to obtain Newport's consent to the foregoing, Seller shall cause Attleborough Associates to enter into a Contribution Agreement pursuant to which Attleborough Associates agrees to convey fee title to Emerald Square Mall to Buyer for cash and the assumption of any assumable non-recourse financing in accordance with Buyer's Offer Price. In such event, the full proceeds of such purchase allocable and distributed to NALP shall be the sole property of NALP under the Attleboro Partnership Agreement and the components of the Total Phase II consideration as set forth on Schedule 2.03(b) shall be revised appropriately.

                           (4) In the event Newport elects to purchase NALP's
                  interest in Attleborough Associates but then defaults in its obligation to do so,

                                    (a) Seller shall cause NALP or its designee
                           to purchase the interest of Newport in Attleborough Associates in accordance with the provisions of such
                           Article 21; and

                                    (b) Buyer shall (i) loan NALP or NALP's
                           designee at the applicable closing (the "Newport Consideration Loan"), in cash, all funds necessary to enable NALP or its designee to purchase such interest of Newport (the "Newport Consideration") at the default price (80%) set forth in the Attleborough Partnership Agreement, and (ii) agree to indemnify, defend and hold harmless NALP and NALP's designee from and against all loss, cost, damage and expense incurred by NALP or NALP's designee arising directly from Buyer's breach of the foregoing covenant.

                           (5) In such event, Seller shall (a) cause NALP or its
                  designee to enter into a Contribution Agreement agreeing to convey to Buyer the interest in Attleborough Associates so acquired from Newport for One Hundred Twelve and one half percent (112.5%) of the Newport Consideration in consideration for the cancellation of the Newport Consideration Loan with the balance in cash; and (b) cause NALP to enter into a Contribution Agreement with Buyer in the amount and as otherwise provided in Section 2.04(c).

                           (6) Seller and Buyer acknowledge that the inclusion
                  of the consideration for the Interest relating to the Emerald Management in the required amount of the Buyer's Offer Price when the same would otherwise be allocable pursuant to this Agreement to the consideration payable for and with respect to the sale of the Interests in the Management Business as part of the overall Transaction has been required of the Seller by the Buyer in the event that Seller is unsuccessful in negotiating an agreement with Newport pursuant to (d)(i)(B) or
                  (C) in order to maximize the likelihood that Newport will elect to permit the sale of Emerald Square Mall to Buyer in accordance with the aforesaid Article 21.

                           (7) In the event that, prior to Buyer's presentation
                  to NALP of the offer contemplated by this Paragraph (i)(F), Newport shall present NALP with a bona fide offer to purchase Emerald Square Mall in accordance with the provisions of
                  Article 21 of the Attleborough Associates Partnership Agreement (the "Newport Offer"), Seller shall cause NALP to promptly provide a copy of the Newport Offer to Buyer. In such event, Buyer must notify Seller within ten (10) days if Buyer desires NALP to elect to purchase Newport's interest in accordance with the provisions of the aforesaid Article 21, provided, however, if the Initial Closing has occurred, and prior to six months following the Effective Date, if the Newport Offer is for an amount equal to or less than the Property Adjustment Amount (as doubled pursuant to the preceding provisions, and as adjusted, if appropriate, pursuant to Paragraph (i)(E) of Schedule 2.00(d)(i)) then Buyer shall be obligated to provide funds and otherwise perform under and pursuant to subparagraph (b) below. If Buyer fails to so notify Seller, NALP shall be free to elect to purchase Newport's interest or to sell its interest in Attleborough Associates, in which event the full proceeds of such sale shall be the sole property of NALP and, from and after the closing of such purchase, the provisions of this Agreement shall no longer apply to Emerald Square Mall. If Buyer however shall notify Seller within the aforesaid period of its desire to purchase Emerald Square Mall at the price set forth in the bona fide offer contained in the Newport Offer or if Buyer is obligated to accept such offer pursuant to the above, then:

                                    (a) Seller shall cause NALP to notify
                           Newport that it has elected to purchase Newport's interest in Attleborough Associates in accordance with the provisions of such Article 21 and shall cause NALP or its designee to purchase the interest of Newport in Attleboro Associates; and

                                    (b) Buyer shall (i) loan NALP or its
                           designee at the applicable closing (the "Newport Offer Loan"), in cash, all sums necessary to enable NALP or its designee to purchase such interest of Newport (the "Newport Offer Consideration"), and (ii) agree to indemnify, defend and hold harmless NALP and its designee from and against all loss, cost, damage and expense incurred by NALP or its designee arising directly from Buyer's breach of the foregoing covenants.

                           (8) In such event, Seller shall (1) cause NALP or its
                  designee to enter into a Contribution Agreement agreeing to convey to Buyer the interest in Attleborough Associates to be acquired from Newport for the Newport Offer Consideration in consideration for the cancellation of the Newport Offer Loan; and (2) cause NALP to enter into a Contribution Agreement with Buyer in the amount and as otherwise provided in Section 2.04(c). To the extent that the Newport Offer Consideration is less than the Property Adjustment Amount set forth on Schedule 2.03(b) relating to Emerald Square Mall, one half of such difference shall be paid by Buyer to Seller in cash as consideration for the Interests relating to the Management Business related to Emerald Square Mall.

                           (9) Notwithstanding anything to the contrary set
                  forth in the Agreement or this Paragraph (i)(F) of Schedule 2.00(d)(i), it is understood and agreed that the amount and form of the Newport Consideration Loan or the Newport Offer Loan shall not affect the amount or type of consideration set forth on Schedule 2.03(b).

         (ii)     The Mall @ Rockingham Park.

                                    (A) The Property Owner of The Mall @
                           Rockingham Park is Rocksal Mall LLC, a Delaware limited liability company ("Rocksal") in which the California Public Employees' Retirement System, an agency of the State of California ("CalPers") is a member.

                                    (B) Seller shall use all commercially
                           reasonably efforts (without any requirement to initiate any applicable "buy-sell", "right of first refusal" or "right of first offer" provisions ("Transfer Provisions") set forth in the Limited Liability Company Agreement of Rocksal Mall L.L.C. dated as of June 29, 1995 (the "Rocksal Agreement")), to obtain the consent of CalPers to (a) CalPers' execution of a Contribution Agreement relating to the sale of CalPers' interest in Rocksal (the "CalPers' Interest") to Buyer for cash (the "CalPers Consideration"), and (b) all of the remaining Rocksal members' (the "NED Rocksal Members") execution of a Contribution Agreement relating to the contribution of the remaining interests in Rocksal (the "NED Rocksal Interests") to Buyer for OP Units in the amount set forth as OP Units on Schedule 2.03(b) as it relates to the Mall @ Rockingham Park (the "NED Rocksal Consideration"). The total of the CalPers Consideration, the Assumed Loan relating to The Mall @ Rockingham Park and the NED Rocksal Consideration shall not exceed the Property Adjustment Amount for The Mall @ Rockingham Park as set forth on Schedule 2.03(b). The amount, if any, obtained by subtracting the sum of (1) the CalPers Consideration plus (2) the NED Rocksal Consideration plus (3) the amount of the Assumed Loan relating to The Mall @ Rockingham Park from (4) the Property Adjustment Amount for The Mall @ Rockingham Park as set forth on Schedule 2.03(b), shall be paid by Buyer to Seller as a portion of the consideration for the Interests, such consideration to be paid in cash.

                                    (C) In the event Seller fails to obtain the
                           consent of CalPers to the transfers contemplated in the immediately preceding paragraph (B), Seller agrees to use all commercially reasonable efforts in cooperation with Buyer to renegotiate with CalPers the terms and conditions of the Rocksal Agreement to result in a so-called "straight up" Rocksal Agreement whereby all members will have a constant percentage of income, gains, losses, distributions and capital in Rocksal in a manner satisfactory to both Seller and Buyer (the "Restructuring"). In connection with the Restructuring, (a) Buyer shall enter into a Contribution Agreement with CalPers for and with respect to the sale for the portion of the CalPers Interests to be transferred to Buyer as part of the Restructuring for cash (the "CalPers Restructuring Consideration") and (b) Buyer shall enter into a separate Contribution Agreement with the NED Rocksal Members for and with respect to the of the NED Rocksal Interests for OP Units in the amount set forth for OP Units on Schedule 2.03(b) as it relates to the Mall @ Rockingham Park (the "NED Rocksal Restructuring Consideration"), provided, however, that the total of the CalPers Restructuring Consideration and the NED Rocksal Restructuring Consideration shall not exceed the Property Adjustment Amount for The Mall @ Rockingham Park (reduced by the amount of the applicable Assumed
                           Loan) multiplied by the percentage interest in Rocksal being acquired by the Buyer under the Restructuring Option (the "Available Rockingham Net Consideration"). In the event the Restructuring Option is consummated, Buyer shall pay to Seller, in cash, as a portion of the consideration for the Interests the amount, if any, determined by subtracting (x) the sum of the CalPers Restructuring Consideration plus the NED Rocksal Restructuring Consideration from (y) the Available Rockingham Net Consideration.

                                    (D) Prior to the Initial Closing Date,
                           Seller further agrees to use all commercially reasonable efforts to obtain CalPers' consent, to the extent such consent is required under the existing management agreement, to the management and leasing of The Mall @ Rockingham Park by an Affiliate of Buyer or a subsidiary thereof for the period between the Initial Closing and the Closing pursuant to a Services Agreement, and if obtained, shall enter into such Services Agreement.

                                    (E) (1) In the event that Seller does not
                           obtain the consent of CalPers described in such paragraph (B) in this Paragraph (ii) and is unsuccessful in obtaining the agreement of CalPers pursuant to paragraph (C) of this Paragraph (ii), on or before the later to occur of (i) the Initial Closing or (ii) six (6) months following the Effective Date, and provided that the Initial Closing shall have occurred (and provided no event shall have occurred which would have entitled Buyer to terminate a Contribution Agreement for The Mall @ Rockingham Park had such a Contribution Agreement been entered into), Seller shall cause the NED Rocksal Members to initiate the buy-sell provisions set forth in Article 13 of the Rocksal Agreement (a copy of which provisions are attached hereto as Schedule 2.00(d)(ii)-A). The proposed purchase price (the "NED Rocksal Members Offer Price") which the NED Rocksal Members shall state to CalPers in their notice of such exercise shall be equal to one hundred and two percent (102%) of the Property Adjustment Amount for

                           The Mall @ Rockingham Park as set forth on Schedule 2.03(b), except as Buyer and Seller may otherwise agree.

                                    (2) In the event that CalPers elects to
                           purchase the NED Rocksal Interests pursuant to such provisions, then the full proceeds of such purchase shall be the sole property of the NED Rocksal Members, and from and after the closing of such purchase, the provisions of this Agreement shall no longer apply to The Mall @ Rockingham Park.

                                    (3) In the event that CalPers elects to sell
                           its interest in Rocksal pursuant to such provisions,

                                            (a) Seller shall cause the NED
                                    Rocksal Members or their nominee (the "NED
                                    Rocksal Nominee") to purchase such interest in accordance with the provisions of such
                                    Article 13; and

                                            (b) Buyer shall (i) loan the NED
                                    Rocksal Members or the NED Rocksal Nominee
                                    (the "CalPers Consideration Loan"), in cash, all funds necessary to enable the NED Rocksal Members or the NED Rocksal Nominee to purchase such interest of CalPers (the "CalPers Consideration"), and (ii) agree to indemnify, defend and hold harmless NED Rocksal Members and the NED Rocksal Nominee from and against all loss, cost, damage and expense incurred by NED Rocksal Members or the NED Rocksal Nominee arising directly from Buyer's breach of the foregoing covenant.

                                    (4) In such event, Seller shall (1) cause
                           the NED Rocksal Members or the NED Rocksal Nominee to enter into a Contribution Agreement agreeing to convey to Buyer the interest in Rocksal to be acquired from CalPers for the CalPers Consideration in consideration for the cancellation of the CalPers Consideration Loan; and (2) cause the NED Rocksal Members to enter into a Contribution Agreement with Buyer pursuant to which the NED Rocksal Members will convey their interest in Rocksal for an amount equal to the difference between the Property Adjustment Amount for The Mall @ Rockingham Park (reduced by the corresponding Assumed Loan) and the CalPers Consideration, such consideration to be paid in OP Units up to and not exceeding the amount of OP Units identified on Schedule 2.03(b) relating to The Mall @ Rockingham Park (the "NED Buy/Sell Consideration"). Concurrently with the closing contemplated in the preceding sentences, Buyer shall pay the Seller, in cash, the positive (x) the Property Adjustment Amount set forth on Schedule 2.03(b) relating to The Mall @ Rockingham Park over (y) the sum of the CalPers Consideration and the NED Buy/Sell Consideration, such payment being a portion of the consideration for the Interests (the "Rockingham Management Interest Consideration").

                                    (5) Seller and Buyer acknowledge that the
                           inclusion of the Rockingham Management Interest Consideration in the required amount of the NED Rocksal Members Offer Price when the same would otherwise be allocable pursuant to this Agreement to the consideration payable for and with respect to the sale of the Interests relating to the Management Business as part of the overall Transaction has been required of the Seller by the Buyer in the event that Seller is unsuccessful in negotiating an agreement with CalPers pursuant to Paragraph (ii)(B) or (C) in order to maximize the likelihood that CalPers will elect to permit the sale of The Mall @ Rockingham Park to Buyer in accordance with the aforesaid
                           Article 13.

                                    (6) In the event that, prior to NED Rocksal
                           Members' presentation to CalPers of the offer contemplated by this Paragraph (ii), CalPers shall initiate the buy-sell provisions set forth in Article 13 of the Rocksal Agreement (the "CalPers Offer"), Seller shall cause the NED Rocksal Members to promptly provide a copy of the CalPers Offer to Buyer. In such event, Buyer must notify Seller within ten (10) days if Buyer desires the NED Rocksal Members to elect to purchase CalPers' Interest in accordance with the provisions of the aforesaid
                           Article 13 provided, however if the Initial Closing has occurred and prior to six months following the Effective Date and if the Total Price is for less than the Property Adjustment Amount, then Buyer shall be obligated to provide funds and otherwise under and pursuant to subparagraph (b) below. If Buyer fails so to notify Seller, the NED Rocksal Members shall be free to elect to sell their interest in Rocksal in which event the full proceeds of such sale shall be the sole property of the NED Rocksal Members and, from and after the closing of such purchase, the provisions of this Agreement shall no longer apply to The Mall @ Rockingham Park. If Buyer however shall notify Seller within the aforesaid period of its desire to purchase The Mall @ Rockingham Park at the price set forth in the CalPers Offer,

                                            (a) Seller shall cause the NED
                                    Rocksal Members to notify CalPers that they have elected to purchase CalPers' interest in Rocksal and shall cause the NED Rocksal Members or the NED Rocksal Nominee to purchase such interest of CalPers in accordance with the provisions of such
                                    Article 13; and

                                            (b) Buyer shall (i) loan the NED
                                    Rocksal Members or the NED Rocksal Nominee
                                    (the "CalPers Offer Loan"), in cash, all funds necessary to enable NED Rocksal Members or the NED Rocksal Nominee to purchase such interest of CalPers (the "CalPers Offer Consideration"), and (ii) indemnify, defend and hold harmless NED Rocksal Members and the NED Rocksal Nominee from and against all loss, cost, damage and expense incurred by the NED Rocksal Members or the NED Rocksal Nominee arising directly from Buyer's breach of the foregoing covenant.

                                    (7) In such event, Seller shall (1) cause
                           the NED Rocksal Members or the NED Rocksal Nominee to enter into a Contribution Agreement agreeing to convey to Buyer the interest in Rocksal to be acquired from CalPers for the CalPers Offer Consideration in consideration of the cancellation of the CalPers Offer Loan; and (2) cause the NED Rocksal Members to enter into a Contribution Agreement with Buyer pursuant to which NED Rocksal Members will convey their interest in Rocksal for an amount equal to the difference between the Property Adjustment Amount for The Mall @ Rockingham Park (reduced by the corresponding Assumed Loan) and the CalPers Consideration, such consideration to be paid in OP Units up to and not exceeding the amount of OP Units identified on Schedule 2.03(b) relating to The Mall @ Rockingham Park (the "NED Buy/Sell Consideration"). Concurrently with the closing contemplated in the preceding sentences, Buyer shall pay the Seller, in cash, the difference between (x) the Property Adjustment Amount set forth on Schedule 2.03(b) relating to The Mall @ Rockingham Park and (y) the sum of the CalPers Consideration and the NED Buy/Sell Consideration as a portion of the consideration for the Interests (the "Rockingham Management Interest Consideration").

                                    (8) In the event that, prior to Buyer's
                           presentation to the NED Rocksal Members of the offer contemplated by this Paragraph, CalPers shall present the NED Rocksal Members with a bona fide offer to purchase The Mall @ Rockingham Park in accordance with the provisions of Article 12 of the Rocksal Agreement (the "CalPers Bona Fide Offer"), Seller shall cause the NED Rocksal Members to promptly provide a copy of the CalPers Bona Fide Offer to Buyer. In such event, Buyer must notify Seller within ten (10) days if Buyer desires the NED Rocksal Members to elect to purchase CalPers' Interest in accordance with the provisions of the aforesaid
                           Article 12, provided, however, if the Initial Closing has occurred and prior to six months following the Effective Date and if the Bona Fide Offer is for less than or equal to the Property Adjustment Amount, then Buyer shall be obligated to provide funds and otherwise under and pursuant to subparagraph (b) below. If Buyer fails so to notify Seller, the NED Rocksal Members shall be free to elect to sell their interest in Rocksal in which event the full proceeds of such sale shall be the sole property of the NED Rocksal Members and, from and after the closing of such purchase, the provisions of this Agreement shall no longer apply to The Mall @ Rockingham Park. If Buyer however shall notify Seller within the aforesaid period of its desire to purchase The Mall @ Rockingham Park at the price set forth in the CalPers Bona Fide Offer, or if Buyer is obligated to accept such offer pursuant to the above, then

                                            (a) Seller shall cause the NED
                                    Rocksal Members to notify CalPers that they have elected to purchase CalPers' interest in Rocksal and shall cause the NED Rocksal Members or the NED Rocksal Nominee to purchase such interest of CalPers in accordance with the provisions of such
                                    Article 12; and

                                            (b) Buyer shall and does hereby (i)
                                    covenant and agree to loan NED Rocksal
                                    Members or the NED Rocksal Nominee (the
                                    "CalPers Bona Fide Offer Loan"), in cash, all funds necessary to enable NED Rocksal Members or the NED Rocksal Nominee to purchase such interest of CalPers (the "CalPers Bona Fide Offer Consideration"), and (ii) indemnify, defend and hold harmless NED Rocksal Members and the NED Rocksal Nominee from and against all loss, cost, damage and expense incurred by the NED Rocksal Members or the NED Rocksal Nominee arising directly from Buyer's breach of the foregoing covenant.

                                    (9) In such event, Seller shall (1) cause
                           the NED Rocksal Members or the NED Rocksal Nominee to enter into a Contribution Agreement agreeing to convey to Buyer the interest in Rocksal to be acquired from CalPers for the CalPers Bona Fide Offer Consideration in consideration of the cancellation of the CalPers Bona Fide Offer Loan; and (2) cause the NED Rocksal Members to enter into a Contribution Agreement with Buyer pursuant to which NED Rocksal Members will convey their interest in Rocksal for an amount equal to the difference between the Property Adjustment Amount for The Mall @ Rockingham Park (reduced by the corresponding Assumed Loan) and the CalPers Consideration, such consideration to be paid in OP Units up to and not exceeding the amount of OP Units identified on Schedule 2.03(b) relating to The Mall @ Rockingham Park (the "NED Buy/Sell Consideration"). Concurrently with the closing contemplated in the preceding sentences, Buyer shall pay to Seller, in cash, the difference between (x) the Property Adjustment Amount set forth on Schedule 2.03(b) relating to The Mall @ Rockingham Park and
                           (y) the sum of the CalPers Consideration and the NED Buy/Sell Consideration as a portion of the consideration for the Interests (the "Rockingham Management Interest Consideration").

                                    (10) Notwithstanding anything to the
                           contrary set forth in the Agreement or this Paragraph, it is understood and agreed that the CalPers Consideration Loan or the CalPers Offer Loan or the CalPers Bona Fide

                           Offer Loan shall not reduce the amount or type of consideration on Schedule 2.03(b).

         (iii) Northshore Mall. The Property Owner of Northshore Mall is Northshore Mall Limited Partnership ("NMLP"), the general partners of which are Northshore Plaza I, Inc. ("NSPI") and Northshore Plaza II, Inc. ("NSPII"). Buyer acknowledges that Seller has advised Buyer that due to certain tax considerations NMLP will be unwilling to enter into a Contribution Agreement. However, Seller agrees to use all commercially reasonable efforts to cause (A) the stockholders in NSP I, Inc. and NSP II, Inc. to enter into a stock purchase agreement (substantially in the form attached hereto as Exhibit__) with the Company pursuant to which such stockholders would sell all of their stock in NSP I, Inc. and NSP II, Inc. to the Company and (B) the limited partners to enter into an agreement to contribute or sell their limited partnership interests in NMLP to OP, and (c) the stockholders of NSPI and NSPII shall contribute their respective loans receivable from NSPI and NSPII to the capital of each company thereby discharging the obligations of such companies to the stockholders. If agreement is obtained for the transfer of such stock and such limited partnership interests, then the form of each Contribution Agreement for Northshore Mall shall be modified as the context appropriately would admit or require to address the sale of stock and the contribution of partnership interests rather than the conveyance of real property and to include in the stock purchase agreement those representations set forth in Schedule Northshore Tax Representations attached hereto as Schedule (d)...?

         (iv) Apple Blossom Mall. Apple Blossom Mall is encumbered by a loan from Teacher Retirement System of Texas ("Texas Teachers") which includes a participation payment due to the lender upon sale of the shopping center. Accordingly, the Texas Teachers loan will need to be refinanced simultaneously with the closing under the Apple Blossom Mall Acquisition Agreement. Subject to other applicable provisions of this Agreement and of the Tax Protection Agreement, the new loan shall be non-recourse and at the sole cost and expense of Buyer, and shall be entered into with a lender designated by Buyer and on such terms as Buyer shall negotiate (the "New ABM Loan"). The Apple Blossom Property Owner shall be the initial borrower under the new loan, which shall be assumed by Buyer at the closing. The Apple Blossom Property Owner shall have the right to approve provisions relating to the scope of its liability under the new loan documents, which approval shall not be unreasonably withheld, delayed or conditioned. Buyer also agrees on the request of Seller to assume as an Assumed Loan any additional loan (the "ABM Additional Loan") obtained by the Apple Blossom Property Owner to the extent the proceeds of the New ABM Loan are not sufficient to repay in full the Texas Teachers Loan, so long as the ABM Additional Loan is prepayable without penalty or premium and is otherwise approved by Buyer. The New ABM Loan and the ABM Additional Loan shall be treated as Assumed Loans for all other purposes hereunder. The amount of the New ABM Loan and, if applicable, the ABM Additional Loan shall be added to the amount of the Phase I Assumed Loans and the cash portion of the Phase I Net Consideration shall be reduced by the same amount.

         (v) Square One Mall. The Property Owner of Square One Mall is Square One Mall Limited Partnership, the general partner of which is NED Square One Limited Partnership

("NEDSOLP") and the limited partner of which is Square One Holdings LLC ("Holdings"), an entity under common control with NEDSOLP. The conveyance of Square One Mall shall be by means of the sale (for cash) of the limited partner interest of Holdings and the contribution (for OP Units) of the general partner interest of NEDSOLP. The Acquisition Agreements for Square One Mall accordingly will consist of separate Contribution Agreements with NEDSOLP and Holdings.

         (vi) Seller shall continually keep Buyer apprised of its discussions and negotiations with Newport and CalPers with respect to any of the matters set forth in Paragraphs (i)(F) and (ii)(E) (including without limitation promptly providing Buyer with copies of all correspondence relating thereto), and in the event Buyer wishes to become involved in such negotiations, Buyer shall have the right to do so.

         (viii) The parties acknowledge that in certain instances the structure for the acquisition of a Shopping Center will be for Operating Partnership to purchase, for cash, certain interests in Property Owner (or in an entity which itself owns an interest in Property Owner), all as designated by Property Owner, and that the Shopping Center would then be contributed to Operating Partnership for OP Units, with an aggregate price for both the purchase of the interest and the contribution for OP Units (after reduction for the OP Units paid on account of the redemption described below) up to a maximum amount equal to the Property Adjustment Amount as such might be adjusted pursuant to the provisions of section (i) of Schedule 2.00(d), in proportions of OP Units and cash as provided on Schedule 2.03(b). At the time of any acquisition of an interest in an entity by Operating Partnership, such entity and the constituent holders of interests in such entity shall agree to redeem Operating Partnership if, and upon, contribution by the Property Owner of the Shopping Center to Operating Partnership for OP Units, said redemption to be for the value of Operating Partnership's interest in Property Owner (or in an upper tier entity, as appropriate), payable to Operating Partnership in OP Units. The above is a general description of the intent of the parties, and the parties hereto acknowledge that reasonable variations thereof shall also be appropriate. The Shopping Centers to which the above will or may apply are as follows:

         Arsenal Mall
         Atrium Mall
         Cape Cod Mall
         Emerald Square Mall
         Mall @ Rockingham Park
         Northshore Mall
         Mall of New Hampshire


         The provisions of this Schedule 2.00(d) shall survive the Initial Closing.

                                SCHEDULE 2.00(h)
                                ----------------


                               Excluded Outparcels
                               -------------------

All Excluded Outparcels shall be separate legal lots and all actions will be taken by Seller to insure that each will be a separate tax parcel. All expenses relating to the Excluded Outparcels will be borne by Seller.

The following agreements, restriction obligations and rights shall apply to the Excluded Outparcels identified with a double asterisk on the attached schedules as follows:


         Emerald Square Mall Excluded Outparcel.
         ---------------------------------------

         (a)      Prohibition on noxious uses.

         (b)      Obligation to maintain in good order and condition

         (c)      Any lawful use.

                  The conveyance of Emerald Square Mall shall include a bill of sale from the Emerald Square Mall Property Owner conveying the private sewer line in Route One to Buyer as a right appurtenant to the Mall. At the applicable Closing, Buyer and the Emerald Square Property Owner shall enter into a Private Sewer Tie-in Agreement pursuant to which (1) Buyer shall grant to the Emerald Square Property Owner the right to use up to fifty thousand (50,000) gallons per day in the aggregate of sewer capacity for the Excluded Outparcels adjacent to Emerald Square Mall (the "Emerald Square Excluded Outparcels"), and (2) the right to sell on behalf of Buyer any excess capacity (as the same may change from time to time) which remains available in the private sewer line, it being agreed that Buyer and the Emerald Square Property Owner shall divide any profits resulting from such sales on a 50/50 basis. To the extent the Emerald Square Property Owner uses any of the aforementioned 50,000 gallons of sewer capacity for the Emerald Square Excluded Outparcels, such capacity shall be provided at cost without profit, but Buyer shall be entitled to one hundred percent (100%) of the profits resulting from the sales of excess capacity equal to the gallonage per day provided to the Emerald Square Excluded Outparcels. Any capacity provided to the Emerald Square Excluded Outparcels shall bear and be responsible for its pro rata share of the annual costs of operating the private sewerage treatment facility and the private sewer line based upon the gallonage provided to the Emerald Square Excluded Outparcels divided by the total gallonage utilized by all parties served by the private sewer treatment facility.

         Crystal Mall Excluded Outparcel.
         --------------------------------

         (a)      Prohibition on noxious uses.

         (b)      Obligation to maintain in good order and condition

         (c)      Final subdivision approval prior to the applicable Closing.

                  With respect to the Crystal Mall Excluded Outparcel, Buyer and the owner of the Crystal Mall Excluded Outparcel shall enter into an access easement agreement providing such parcel with pedestrian and vehicular access over the mall roadways.

         Liberty Tree Mall.
         ------------------

         (a)      Prohibition on noxious uses.

         (b)      Obligation to maintain in good order and condition

         (c)      Any lawful use.

         (d) Prohibition on violation of any Liberty Tree Mall existing exclusives to the extent the same remain in full force and effect.

         (e)      One time right of first refusal.

         (f) Responsibility for equitable pro rata share of exterior common area maintenance expenses incurred and charged by Liberty Tree Mall.

         Square One Mall.
         ----------------

         (a)      Prohibition on noxious uses.

         (b)      Obligation to maintain in good order and condition

         (c)      Any lawful use.

         Solomon Pond Mall.
         ------------------

         (a)      Prohibition on noxious uses.

         (b)      Obligation to maintain in good order and condition

         (c)      Any lawful use.


         The above restrictions, agreements and conditions shall be set forth in a deed or other recordable instrument and shall be in form and substance reasonably satisfactory to Buyer, Seller and the applicable Property Owner.

                                SCHEDULE 2.01(a)
                                ----------------


                                     Assets
                                     ------

                                SCHEDULE 2.01(a)
                                ----------------


                         Part I - Management Agreements
                         ------------------------------

                                SCHEDULE 2.01(a)
                                ----------------


                               Part II - Contracts
                               -------------------

                                SCHEDULE 2.01(a)
                                ----------------


                              Part III - Equipment
                              --------------------

                                SCHEDULE 2.01(a)
                                ----------------


                         Part IV - Intellectual Property
                         -------------------------------

                                SCHEDULE 2.01(a)
                                ----------------


                              Part V - Other Assets
                              ---------------------

                                  SCHEDULE 2.04
                                  -------------


                                  Assumed Loans
                                  -------------

                                SCHEDULE 2.04(h)
                                ----------------


         (A)      Auburn Mall -
                  -----------

                  (1) After the applicable Closing, Auburn Mall Property Owner shall remain responsible for the cost of constructing a pedestrian bridge, as described in the existing lease with Caldor, if the tenant under such lease requires such construction in accordance with the provisions of the Caldor Lease.

                  (2) Buyer shall receive a credit in the amount of any reimbursement of Sears due from the Auburn Mall Property Owner not yet paid as more particularly set forth in the existing lease with Sears.

                  (3) The Auburn Mall Property Owner will assign the Metropolitan Life Easement and Remediation Agreements applicable to Auburn Mall and will provide notice to Metropolitan Life within thirty
         (30) days after the applicable Closing.

         (B) North Shore Mall - Buyer shall receive a credit at closing in an amount equal to $40,000 on account of the payment for past electrical charges due to Peabody Electric Company in December, 1999 (to the extent such payment has not theretofore been made).

         (C) Atrium - The Atrium Property Owner shall deliver at closing an assignment of its rights with respect to the so-called "Limited Deficit Rents" and an adjustment under the applicable Contribution Agreement with the Atrium Property Owner for any unexpended construction amounts (the "Atrium TA/TI Monies") held by the Atrium Property Owner under the so-called "Limited" agreements (currently in the amount of approximately $850,000, representing the remaining balance of an initial amount of $1,750,000). Atrium Property Owner agrees that the Atrium TA/TI Monies shall only be used for the tenant allowance and tenant improvement costs and expenses incurred in releasing space at the Shopping Center which has been vacated by members of the Limited family of stores.

         (D) Emerald Square - Reference is made to the fact that an Affiliate of the Emerald Square Property Owner is in the process of selling the former Lechmere building at Emerald Square Mall to a division of The May Department Store Company (the "Lord & Taylor Parcel") for the sum of Nine Million Dollars ($9,000,000). It is understood and agreed that in the event the sale to Lord & Taylor is not consummated on or before the Emerald Square Mall Closing with Buyer (the "Emerald Square Mall Closing"), Buyer shall have the right to elect concurrently with the Emerald Square Mall Closing either of the following:

                  (i) Buyer may purchase the Lord & Taylor Parcel from the Affiliate of the Emerald Square Mall Property Owner for Nine Million Dollars ($9,000,000) (less amounts previously received by such Affiliate from Lord & Taylor on account thereof) (subject to the terms of the Lord & Taylor Agreements, if any, still in effect) and Seller or its Affiliate shall complete Seller's work required in the current Lord & Taylor agreements; or

                  (ii) Buyer may elect not to proceed with the purchase of the Lord & Taylor Parcel in which event the Lord & Taylor Parcel shall be subject to and have the benefit of the applicable Construction, Operation and Reciprocal Easement Agreement and with the rights necessary to complete construction of the building and other site improvements contemplated by the Lord and Taylor Agreements.

(E) Greendale Mall - The Greendale Mall Contribution Agreement shall include as a condition to Buyer's obligation to close a requirement that the REA be amended to the extent necessary to accommodate the Best Buy lease (if the Best Buy lease remains in effect).

                                  SCHEDULE 2.05
                                  -------------


                           Liabilities and Obligations
                           ---------------------------

                                  SCHEDULE 3.02
                                  -------------


    Outstanding Subscriptions, Options, Warrants, Preemptive or Other Rights
    ------------------------------------------------------------------------

                                SCHEDULE 3.02(b)
                                ----------------


                          Capital Stock of the Company
                          ----------------------------

                                  SCHEDULE 3.03
                                  -------------


                               Consents; Approvals
                               -------------------

                                  SCHEDULE 3.06
                                  -------------


                              Governmental Consents
                              ---------------------

                                  SCHEDULE 3.11
                                  -------------


                                Other Liabilities
                                -----------------

                                  SCHEDULE 3.18
                                  -------------


                               Material Contracts
                               ------------------

                                  SCHEDULE 3.19
                                  -------------


                                Merger Agreements
                                -----------------

                                SCHEDULE 4.00(c)
                                ----------------


                          Schedule of Required Consents
                          -----------------------------

                                SCHEDULE 4.01(a)
                                ----------------


                       Options for the Purchase of Assets
                       ----------------------------------




                                      -1-